                                                                   EXHIBIT 10.31




                             OFFICE BUILDING LEASE



                      1255 22ND STREET LIMITED PARTNERSHIP


                                      and


                            CGX COMMUNICATIONS, INC.







                 ---------------------------------------------

                                     LEASE
                                     -----

     This Lease, made this 21 day of Nov, 1998, between 1255 22ND STREET
                      --        ---     -
ASSOCIATES LIMITED PARTNERSHIP (hereinafter referred to as "Landlord"), and CGX COMMUNICATIONS, INC., a Delaware Corporation (hereinafter referred to as "Tenant").

     Landlord, for and in consideration of the covenants and agreements set forth hereinafter, leases to Tenant, and Tenant leases from Landlord, the premises described, for the use set forth and for the term and at the rent reserved herein.

1.          SPECIFIC PROVISIONS
                        C>
            1.1         PREMISES

            (a)         Rentable Area : Approximately 32,500 square feet (Washington, D.C. Association of Realtors standard floor area measured as defined in Exhibit G), on floors four (4) and six (6), in their entirety, as shown on
                        Exhibit "A".

            (b)         Complex:    Not applicable (i.e. there is no Complex under this Lease)

            (c)         Building:    WEST END COURT

            (d)         Address:    1255 22nd Street, N.W.
                                    Washington, DC  20037

            1.2         LEASE DATES

            (a)         Lease Term The term of this Lease ("Lease Term") shall be ten (10) years, commencing on February 15, 1999, or if later the date the Construction Improvements (defined below) are substantially completed
                        ("Commencement Date"), and expiring one hundred twenty (120) months after that time. Pursuant to Section 3.2 below, the Commencement Date (for purposes of rent commencement) may be postponed further with respect to that certain portion of the Premises presently occupied by GSA (Federal Labor Relations Authority).

            (b)         Base Year: Base Year shall be defined as the period commencing on January 1, 1999, and ending on December
                        31, 1999.

            (c)         Fiscal Year: Fiscal Year shall be defined as each annual period or portion thereof, including within the
                        Lease Term commencing on January 1, and ending on December 31.

            (d)         Lease Year: The first Lease Year shall commence on the Commencement Date and shall terminate at 11:59 p.m.
                        on the day before the first anniversary of the Commencement Date. All subsequent Lease Years shall be for twelve calendar months, except that the last Lease Year shall terminate on the date this Lease expires or is terminated in accordance with the provisions hereof.

            (e)         Calendar Year: Calendar Year (sometimes appearing as `calendar year') shall be defined as each annual period from January 1 through the immediately following December 31.

            1.3         BASE ANNUAL RENT

            (a)         Initial Base Annual Rent  :  Eight Hundred Sixty-One Thousand Two Hundred
                        Fifty Dollars ($861,250.00), payable in equal monthly installments of
                        Seventy-One Thousand Seven Hundred Seventy and 83/100 Dollars ($71,770.83),
                        hereinafter referred to as  "base monthly rent," for the first Lease Year.

            (b)         Percentage Factor  :  Two Percent (2%) (except in year 6).

            (c)         Mid-Term Increase  :  The then-escalated Base Rent shall be increased by
                        $2.00 at the beginning of year 6.

            1.4         BASE YEAR COSTS

                        Not applicable.

            1.5         ADDITIONAL RENT

                        Additional rent shall be payable by Tenant in accordance with Section 2, commencing January 1, 2000, consisting of each of the following:

                        C>

            (a)         Increases in Real Estate Taxes  :  Tenant's pro rata share, equal to Thirty
                        Two and Forty-Hundredths Percent (32.40%), of the amount of Real Estate
                        Taxes in excess of the Base Year Real Estate Taxes.

            (b)         Increases in Operating Expenses  :   Tenant's pro rata share, equal to
                        Thirty Two and Forty- Hundredths Percent (32.40%), of the amount of
                        Operating Expenses in excess of the Base Year Operating Expenses.

            (c)         Calculation of Pro Rata Share  :  The pro rata share shall be derived by dividing Tenant's square footage, 32,500, by 100,313, the total rentable area in the Building.

            1.6         CONSTRUCTION OF PREMISES

                        See Exhibit F

            1.7         RENEWAL/EXPANSION

Tenant shall have one (1) renewal option for a five (5) year term at ninety-five percent (95%) of fair market value in the building, including concessions. Tenant will give Landlord twelve (12) months' written notice of its intent to exercise its option to renew.

Landlord shall grant to Tenant a Right of First Offer on available space that becomes available in the Building. Landlord shall give Tenant written notice of the availability of any such space and the terms under which Landlord is offering the space which shall be the then fair market terms for such space. Tenant shall then have ten days following receipt of such notice from the Landlord to accept or decline the offering of such space. In the event that such ten (10) day period shall expire without Tenant responding, Tenant shall be deemed to have declined.

1.8  PARKING

The building has three (3) levels of below grade parking at the prevailing rate charged by the garage operator. Tenant will be entitled to purchase parking passes for general access use for self-parking on an non-assigned basis, one (1) parking space per 1,500 square feet leased. Landlord shall assist Tenant in obtaining additional parking spaces as required by Tenant from time to time. Landlord shall also assist Tenant in obtaining for the benefit of Tenant the right to lease the parking lot immediately behind the Building for parking of automobiles during the term of this Lease with the understanding that should Tenant lease the lot, Tenant shall perform all required repairs and maintenance to the lot needed to operate surface parking thereon and remove as reasonably necessary snow and ice therefrom. Tenant shall also cause the lot to be included in its policies of liability insurance with respect to the Premises. Such lot is presently leased by Landlord to Diplomat Parking Corporation pursuant to a lease agreement including also the garage. Landlord has provided to Tenant a true and complete copy of such lease agreement. In the event Tenant is able to obtain the agreement of Diplomat to surrender such lot, Tenant shall pay to Landlord the reduction in annual rental presently paid by Diplomat resulting from the release by Diplomat of its parking rights in such lot (i.e. Landlord shall receive from Diplomat and Tenant the same amount as Landlord is presently entitled under the Diplomat agreement notwithstanding the release of the lot from such agreement.) Subsequent to the termination date of the present Diplomat lease agreement for the garage (i.e. October 31, 2003), in the event Tenant has previously leased the lot by reason of the surrender by Diplomat of the lot, Landlord shall be entitled to re-negotiate the rental paid by Tenant for such lot to reflect 95% of the then prevailing market rates for surface parking lot use (recognizing a 25 space lot with a location within a comparable area having similar access to main streets as the particular lot). Further, in the event Tenant is unable to obtain the agreement of Diplomat to surrender the lot during the term of the Diplomat Lease, then if either the Diplomat lease is terminated before October 31, 2003, or upon termination of such lease as of October 31, 2003, Tenant shall also be entitled to lease the lot at 95% of the then prevailing market rates for surface parking lot use (recognizing a 25 space lot with a location within a comparable area having similar access to main streets as the particular lot) . In the event the parties are unable to agree upon market rates for the parking lot to be payable for the duration of the term hereof, by either (x) December 31, 2003, (in the case of a determination made as of October 31, 2003) or (y) within ninety (90) days following an earlier termination of the Diplomat Lease, then in either such instance the three (3) broker method shall be used. For purposes hereof, the three (3) broker method to be employed by the parties shall be as follows: A board of three (3) licensed independent and unrelated commercial real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the third selected by the two (2) brokers selected by the Landlord and the Tenant shall be appointed. All of said brokers shall be licensed real estate brokers in the District of Columbia specializing in commercial leasing in the central business district having not less than ten (10) years experience and recognized as ethical and reputable within their industry. The parties agree to select their respective designated brokers within ten (10) days after written request from the other party. The third broker shall be selected within fifteen (15) days after both of the first two (2) brokers have been selected. Within fifteen
     (15) days after the third broker has been selected all of the brokers shall meet to attempt to agree upon 95% of the then prevailing market rate for use of the lot as a surface parking lot, (recognizing a 25 space lot with a location within a comparable area having similar access to main streets as the particular lot) taking into consideration its "as-is" condition. If they are unable to reach agreement, they shall within said fifteen (15) day period submit in writing the prevailing market rate they deem appropriate and the prevailing market terms shall be the amount which is the mean between the two (2) closest amounts determined by two (2) of the brokers. Each of the parties shall pay for the costs of the services of the broker selected by it and the costs of the third broker shall be divided equally between the Landlord and Tenant. It is understood and agreed by the parties that the determination of the brokers shall be binding upon the parties; unless Tenant elects within thirty (30) days of written notice to Tenant of such determination to terminate its exercise of its rights hereunder on a prospective basis, such termination to be effective on the date specified by Tenant in its notice, but in no event later than ninety (90) days following the date of Tenant's election.

     1.85  SECURITY DEPOSIT

           None

     1.9   STANDARD BUILDING OPERATING DAYS AND HOURS

           8:00 a.m. to 6:00 p.m., Monday through Friday
           9:00 a.m. to 12:00 p.m., Saturday

     1.10  USE OF PREMISES

          General office use in keeping with the quality and nature of comparable office buildings and/or any lawful use or activity in connection with the provision of telecommunications and/or internet services which shall include without limitation the installation, operation, maintenance and replacement of communications and switch equipment and facilities and various computer facilities. Such equipment may include an internet server farm, a telephone tandem switch, and a high-speed Internet POP and a network operation center (all of which requiring 24 hour operations). The parties further recognize that the telecommunications and internet business is constantly evolving, and Landlord shall reasonably cooperate with future installations which result from technological advances which Tenant determines are necessary at the Building. At Tenant's sole cost and expense, and following written approval by Landlord of the plans and specifications relating thereto, Tenant shall be entitled to install a fire suppression system to be selected by Tenant and/or to modify the existing Building sprinkler system servicing the Premises to a dry pipe double reaction system. In addition, Tenant shall be entitled to install a battery back-up system within the Premises and an electrical grounding system, following receipt of prior written approval by Landlord and its engineer of the plans and specifications for same. In addition, Tenant shall be entitled to the use without additional charge to Tenant of an area either within the garage or behind the Building or on the roof of the Building (the "Additional Area") for the purpose of locating therein a supplemental HVAC unit, together with an emergency power generator (with appropriate conduit, wiring and cabling), and other facilities consistent with Tenant's use of its Premises for continuous uninterrupted telecommunications services, and/or a diesel generator, to be furnished and installed at Tenant's sole cost and expense (i.e. Tenant shall bear the cost of installation, maintenance and operation thereof). Tenant shall have the right to conduct periodic tests of the emergency power generator after normal business hours, at periodic intervals (e.g. once per week). Landlord shall cooperate with Tenant to enable Tenant to utilize or create additional space in or within the exterior of the Building or the roof of the Building to accommodate future expansion of Tenant's emergency back-up generator and/or any supplemental HVAC units (e.g. construction of a structural platform to support HVAC equipment or provision of enclosures for an emergency back-up generator). Landlord's prior written approval, such approval not to be unreasonably withheld, conditioned or delayed, of the plans and specifications for any such additional space shall be required. Landlord shall also cooperate in permitting fiber cable to be brought to the Building (with dual telecommunication entrances to the Building) in connection with Tenant's operations and shall execute and deliver the customary license agreements requested by the fiber cable provider(s). Tenant shall be entitled to access from the main switch gear room beyond the power distribution presently available to the Premises on each floor up to 2,000 amps, 480 volt, 3-phase, 4 wire A/C of electric capacity dedicated to the Premises. Landlord will cooperate with Tenant in applying at Tenant's sole cost and expense with the local electric utility to obtain additional power to the Building in the event Tenant shall require additional power. Tenant is also hereby granted the right to install telecommunications wiring and cabling (including, without limitation, supporting structures such as conduits, trenches, backboards, slots, sleeves, utility spaces, secured cable trays, adequate telecommunication shielding, interconnecting locations and facilities (inclusive of connections between portions of the Demised Premises with other portions), and related service locations (collectively the "Wiring and Cablings). Tenant may from time to time install, maintain, repair and replace any or all the Wiring and Cabling in accordance with plans and specifications from time to time provided by Tenant to Landlord and approved by Landlord. Tenant's use may extend up to six (6) four inch (4") conduits in each riser, in addition to the risers to the rooftop for the rooftop installations. Adequate space in the risers and utility closets shall be provided by Landlord to Tenant at no additional cost to permit installation of the conduit required for standard fiber back-bone installation, with the understanding that the installation shall be performed in the most direct path available. Landlord's approval of items under this section 1.10 shall not be unreasonably withheld, delayed or conditioned, recognizing the need for prompt response by Landlord to accommodate the move-in requirements of Tenant. Nothing contained in this section 1.10 requiring particular items to be at the sole cost or expense of Tenant shall be deemed to preclude use by Tenant of the Construction Allowance toward such costs, and Landlord agrees that Tenant shall be entitled to obtain reimbursement for the supplemental HVAC and/or supplemental sprinkler system from either the construction component (i.e. $17.625 per square foot) or remaining component ($7.00 per square foot) portion of such allowance toward the payment of same. In addition, Tenant shall be entitled to both (1) use up to $3.00 per square foot of the $17.625 per square foot component of the allowance towards the cost to furnish and install fiber optic cable to the Building and Premises and (2) obtain from the $7.00 per square foot component payment of any of the construction costs not paid from the $17.625 per square foot component, as well as payment of costs to furnish and install Wiring and Cabling (as defined in this Lease) and any generator installed by Tenant. It is recognized that following installation of the fiber optic cable to the Building, Landlord and its other tenants shall be free to contract with the fiber cable provider(s) to enable such other tenants to obtain use of the fiber optic cable brought to the Building.

     1.11  (a) ADDRESS FOR NOTICES TO TENANT

               Contact:   Mr. Ulysses G. Auger, II
               CGX Communications, Inc.
               1255 22nd Street, NW, Suite 600
               Washington, DC  20037

                        and

               Contact:  Attn: Mr. William M. Caldwell, IV
               CGX Communications, Inc.
               1232 22nd Street, NW
               Washington, DC  20037

               with a copy to:

               Richard F. Levin, Esquire
               Grossberg, Yochelson, Fox & Beyda
               2100 Pennsylvania Avenue, N.W.
               Suite 770
               Washington, D.C.  20037

     (b)  ADDRESS FOR NOTICES TO LANDLORD

          1255 22nd Street Associates Limited Partnership
          c/o TASEA Investment Company
          8401 Connecticut Avenue
          Suite 1006
          Chevy Chase, MD  20815

     (c)  ADDRESS FOR PAYMENT OF RENT

          1255 22nd Street Associates Limited Partnership
          c/o Grubb & Ellis Management Services
          8230 Leesburg Pike
          Suite 750
          Vienna, VA  22182

     1.12 EXHIBITS TO LEASE

          Exhibit A - Floor Plan
          Exhibit B - Not Applicable
          Exhibit C - Building Rules and Regulations
          Exhibit D - Cleaning Specifications
          Exhibit E - Approved Signage
          Exhibit F - Construction of Premises
          Exhibit G - Rentable Area Definition

     IN WITNESS WHEREOF, Landlord has caused this Lease, composed of Specific Provisions, General Provisions, Special Provisions and Exhibits, to be signed and sealed by one or more of its Officers, General Partners, Trustees or Agents, and Tenant has caused this Lease, as described above, to be signed in its legal name, both with seal and duly witnessed.

WITNESS:                      LANDLORD:  1255 22ND STREET ASSOCIATES
                                         LIMITED PARTNERSHIP

                              By:  Tasea Investment Co., General Partner


  /s/ Shirley Lowe            By:     /s/ [SIGNATURE ILLEGIBLE]
--------------------              -------------------------------------(SEAL)



WITNESS:                      TENANT:  CGX COMMUNICATIONS, INC.


  /s/ Pat Steckler            By:    /s/ Ulysses G. Auger, II
---------------------             ------------------------------------(SEAL)
                                     Name: Ulysses G. Auger, II
                                     Title:    President

                                    GENERAL PROVISIONS

2.   RENT

  2.1  Base Annual Rent.
       -----------------

     (a) Payment of Base Annual Rent.  Tenant shall pay the first monthly
         ----------------------------
installment of Base Annual Rent specified in Section 1.3 upon execution of this Lease. After the Commencement Date, Tenant shall pay the remaining monthly installments of Base Annual Rent in advance without deduction, demand, right of set-off or recoupment, absent any final unappealable judgment in favor of Tenant against Landlord, in immediately available funds,on the first day of each and every calendar month throughout the entire Lease Term specified in Section 1.2(a), to Grubb & Ellis Management Services, ("Landlord's Agent") at the address specified in Section 1.9(c), or to such other person or at such other place as Landlord may hereafter designate in writing.

     (b) Escalation of Base Annual Rent.  Commencing on the first anniversary
         -------------------------------
date of the Commencement Date, and continuing on each subsequent anniversary thereof, (with the exception of the fifth anniversary) the Base Annual Rent shall be increased by the Percentage Factor stipulated in Section 1.3(b) times the Base Annual Rent payable for the preceding Lease Year (all of which shall be calculated without giving effect to any waiver of rent or rent credit otherwise provided to Tenant). The escalated Base Annual Rent so determined shall be the "Base Annual Rent" for all purposes of this Lease, including the calculation of the increase in Base Annual Rent for the subsequent Lease Year.

  2.2  Additional Rent.  Commencing on the date set forth in Section 1.5 and
       ----------------
continuing throughout the Lease Term, Tenant shall pay as Additional Rent Tenant's pro rata share of any (i) Real Estate Taxes and (ii) Operating Expenses, in excess of the (i) Real Estate Taxes and (ii) Operating Expenses,
respectively, accruing during the Base Year.   Additional Rent shall be
determined as follows:

     (a)  Real Estate Taxes.  Tenant shall pay Tenant's pro rata share, as
          ------------------
defined in Section 1.5(a), of any Real Estate Taxes accruing during each Fiscal Year falling entirely or partly within the Lease Term, in excess of the amount of Real Estate Taxes accruing during the Base Year.

        (i) The term "Real Estate Taxes" shall mean (1) all taxes, assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Lease Term), water, sewer or other excises, levies, license fees, permit fees, impact fees, inspection fees, and other authorization fees and other similar charges, in each case whether general or special, levied or assessed, ordinary or extraordinary, foreseen or unforeseen, of every character which at any time during or in respect of the Lease Term, may, by any governmental or taxing authority, be assessed, levied, confirmed, or imposed on or in respect of, or be a lien upon, the land and the building improvements of which the Demised Premises are a part, and on any land and/or improvements now or hereafter owned by Landlord and/or others that provide the Complex or locality or the Demised Premises with other services, programs, amenities or common facilities, together with (2) any other tax imposed on real estate or on owners of real estate generally, including taxes imposed on leasehold improvements which are assessed against the Landlord and taxes upon or with respect to any activity conducted on the land and improvements of which the Demised Premises are a part, upon this Lease or any rent reserved or payable hereunder, upon the revenues or receipts from the land and improvements of which the Demised Premises are a part, or upon the use or occupancy thereof, and (3) only to the extent the following taxes are in lieu of or a substitute for any other taxes which are, or would be, payable by Landlord as Real Estate Taxes,
(a) any income, excess profits, or other taxes of Tenant determined on the basis of its gross income, receipts, or revenues, (b) any gift, capital levy, or similar tax of Tenant, (c) any franchise, capital stock, or similar taxes of Landlord and (d) any income, excess profits, or other taxes of Landlord determined on the basis of its gross income or revenue derived pursuant to this Lease. However, in no event shall there be included in the amount of Real Estate Taxes to be passed through hereunder to Tenant any tax computed on Landlord's net rents or net income. Further, the term Real Estate Taxes shall specifically exclude any capital levy, franchise, estate, inheritance, transfer or recordation taxes, as well as any abatements, reductions or credits received by Landlord. Assessments which may be paid over a period in excess of twelve months without penalties shall be included with real estate taxes only to the extent such payments are required to be made within the particular calendar year. Tenant's obligation to pay Real Estate Taxes shall in no event include penalties or interest imposed for late payment of Real Estate Taxes.

       (ii) If Real Estate Taxes paid during the Base Year are subsequently reduced by any application or proceeding brought by or on behalf of Landlord for reduction in the amount of Real Estate Taxes payable by Landlord, the Real Estate Taxes deemed to have been paid during the Base Year shall be decreased and Landlord may promptly bill Tenant for the Additional Rent not previously paid by Tenant for any Fiscal Year during the Lease Term, based upon the reduced amount of Real Estate Taxes deemed paid the Base Year. In the event any contest or appeal of the Real Estate Taxes for any given year shall result in a refund of Real Estate Taxes previously paid by Tenant, Tenant will receive its proportionate share of the amount of the net refund, inclusive of any interest received by Landlord by reason of the refund of Real Estate Taxes (i.e., the net amount remaining after paying all costs and expenses of securing the refund, including reasonable attorney's fees). In no event shall Tenant be liable in advance of receiving its proportionate share of the net refund for any costs and expenses of securing a refund unless there shall be a net refund paid to Tenant, and in such event, any such liability shall be factored into the net refund.

  (iii) In addition to the pro rata share of any increase in Real Estate Taxes to be paid by Tenant pursuant to Subsections 2.2(a)(i), (ii) and (iii) above, Tenant shall reimburse Landlord within fifteen (15) days following written notice of demand for any and all taxes required to be paid by Landlord upon, measured by, or reasonably attributable to the cost or value of Tenant's Property or by the cost or value of any Leasehold Improvements made in or to the Demised Premises by or for Tenant, regardless of whether title to such Leasehold Improvements shall be in Tenant or Landlord, and for all taxes required to be paid by Landlord upon, measured by, or reasonably attributable to or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof to the extent such taxes are not included in Real Estate Taxes. In the event that Tenant shall be liable for any taxes described in this section 2.2(a)(iv), Real Estate Taxes described in section 2.2(a)(i) shall exclude any similar taxes attributable to any other tenant in the Building.

(b) Operating Expenses.  Tenant shall pay Tenant's pro rata share, as indicated
    -------------------
in Section 1.5(b), of any Operating Expenses paid during each Fiscal Year falling entirely or partly within the Lease Term, in excess of the Operating Expenses paid during the Base Year.

  (i) The term "Operating Expenses" shall mean any and all reasonable expenses of Landlord in connection with the servicing, insuring, operation, maintenance, replacement and repair of the Building and related interior and exterior appurtenances of which the Demised Premises are a part, or for health, welfare or safety; expenses, if any, of Landlord either alone or in conjunction with others to maintain common facilities, amenities, programs and services required or approved by jurisdictional authorities for the Building, the building site, the Complex or the locality in which the Complex is situated; the cost of any services to achieve a reduction of, or to minimize the increase in, Operating Expenses or Real Estate Taxes provided same actually reduce such expenses; management fees, provided such management fees do not exceed three percent (3%) of the total gross rents collected for the Building; business license, personal property and other taxes; capital expenditures and other costs of Landlord for equipment or systems amortized over their useful life installed to reduce or minimize increases in Operating Expenses which actually reduce or minimize same or to comply with any governmental or quasi-governmental ordinance or requirement resulting from a change in law occurring during the term of the Lease

  (ii) The term "Operating Expenses" shall not include any of the following:
(aa) except to the extent that such costs and expenses are specifically included in Operating Expenses as described in Subsection 2.2(b)(i) above: capital expenditures and depreciation of the Building; (bb) painting and decorating of tenant space; (cc) interest and amortization of mortgages or any other debt of Landlord; (dd) ground rent; (ee) compensation paid to officers or executives of Landlord; (ff) taxes as measured by the net income of Landlord from the operation of the Building; (gg) insurance reimbursements of Operating Expenses to Landlord; (hh) Real Estate Taxes; (ii) brokerage commissions; and (jj) marketing expenses.

Operating Expenses shall also exclude:

1. Costs incurred due to violations by Landlord of any of the terms and conditions of any lease in the Building with respect to leasable space (as opposed to common areas) in the Building;

2. Management fees except as expressly above provided; fees for overhead or administrative services in view of such management fee; overhead and profit to subsidiaries or affiliates of the Landlord for management services;

c. Costs attributable to enforcing leases against tenants in the Building, such as attorneys' fees, court costs, adverse judgments and similar expenses;

d. Rentals and other related expenses incurred in leasing equipment ordinarily considered to be of a capital nature;

e. Repairs and other work occasioned by fire, or other casualty that is reimbursable under customary insurance policies maintained by other similar landlords;

f. Any fines or penalties incurred due to violations by landlord of any governmental rule or authority and the defense of same;

g. Expenses for vacant or vacated space, including utility costs, securing and renovating;

h. Repairs and maintenance performed in any tenant's exclusive space that was solely for such tenant's exclusive space, and not for common area maintenance;

i. Costs incurred to cause the Building to comply with the Americans with Disabilities Act, as from time to time amended, or any codes or regulations promulgated thereunder, or any similar laws of any state, municipality or other governmental authority;

j. Any amounts not actually expended, such as a contingency funds, reserve funds or sinking funds;

  k. Any costs that are reimbursable to Landlord by other tenants as a result of provisions contained in the specific leases of said tenants in excess of the common area or operating costs which are otherwise passed through to the tenant;

  l. All costs of repair or restoration to any portion of the Building due to an eminent domain taking or conveyance of title in lieu of condemnation proceedings;

  m. All costs hereunder that are otherwise reimbursable by warranties held by the Landlord;

 14. Original or renovational construction costs of the Building;

 15. Costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations);

 16. Interest or penalties arising by reason of Landlord's failure to timely pay any Operating Expenses;

 17. Landlord's general corporate overhead and general and administrative expenses;

 18. Costs directly resulting from the negligence or willful misconduct of landlord or its agents, contractors or employees;

 19. The cost of any "tap fees" or one time lump sum sewer or water connection fees for the building;

 20. Any costs of defending lawsuits;

 21. Any costs of disputes between third parties;

 22. cost of expenses associated with leasing space in the Building or the sale of any interest in the Building, including, without limitation, advertising and marketing, commissions or any amounts paid for or on behalf of any tenant such as space planning, moving costs, rental and other tenant concessions;

 23. any amounts paid to any person, firm, or corporation related to or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners to the extent they exceed arms-length competitive prices paid in Washington, D.C. for the services or goods provided;

 24. costs of electricity outside normal business hours sold to tenants of the Building by Landlord or any other special service provided to other tenants, or service in excess of that furnished to Tenant whether or not Landlord receives reimbursement from such tenants as an additional charge;

 25. costs of renovating or otherwise improving space for new or existing tenants or in renovating space vacated by any tenant or any other work which Landlord performs for any tenant;

 26. salaries, wages, or other compensation paid to employees above the grade of property manager of any property management organization being paid a fee by Landlord for its services where such services are covered by a management fee, or in the case of personnel, including accounting or clerical personnel, providing services at the Building on other than a full time basis, those salaries, wages, or other compensation to any such employee allocable to periods spent at other properties of Landlord or its management company;

 27. costs related to any Building or land not included in the Property, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of any costs actually attributable to the Property;

 28. increased insurance premiums caused by Landlord's or any other tenant's hazardous acts;

 29. improvements to common areas specifically undertaken by Landlord as inducements or concessions in order to lease space to new or existing tenants which would not have otherwise been undertaken;

 30. costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Property; or

 31. cost of replacing or retrofitting the HVAC system to comply with laws that regulate or prohibit the use or release of chloroflurocarbons (CFCs) or hydrocarbons (HCFCs).

 ff. The parties expressly recognize that all references in this Lease to "the Complex" shall be deleted inasmuch as there is no such Complex applicable to this Lease. Vault rentals shall be excluded also from the definition of Operating Expenses.

        (iii) If during the Base Year, the Building's occupancy level is less than ninety-five percent for the entire Base Year, or if the Building's occupancy level is less than 95% for six (6) months or more during any Fiscal Year other than the Base Year, or if all land and improvements upon which Operating Expenses are calculated or may be calculated pursuant to Subsection 2.2(b)(i) above were not fully complete and operational, or if any tenant is separately paying for services or utilities furnished to its premises or is provided with fewer services than customarily provided for tenants of general office space in the Building, then both (x) Operating Expenses accrued during such Base Year shall be adjusted to reflect the "Gross-Up" (defined below), and
(y) such Operating Expenses accrued during such Fiscal Year or portion thereof (other than the Base Year) may be adjusted, at Landlord's sole option, to reflect the Gross-Up. For purposes hereof, the "Gross-Up" shall be defined as the adjustment to actual Operating Expenses necessary so as to reflect all additional expenses, as reasonably estimated by Landlord applying standard accounting procedures, so that both (x) in the case of the Base Year, the Operating Expenses equal the amount which would have been incurred by Landlord had the Building been fully used and occupied by tenants in at least 95% of all rentable area within the Building during the entire Base Year and (y) in the case of any Fiscal Year, other than the Base Year, the Tenant's share of Operating Expenses is the amount which would have been incurred by Tenant if the Building were fully occupied by tenants occupying at least 95% of all rentable area within the Building and all land and improvements upon which Operating Expenses are calculated or may be calculated pursuant to Subsection 2.2(b)(i) above were fully complete and operational during the entire such Fiscal Year using services and utilities customarily provided for general office use. For example, if the occupancy rate for the Building during at least six (6) months of a Fiscal Year is seventy percent (70%), and if the janitorial contractor charges $1.00 per square foot of occupied rentable area per year, and if the Building contains 100,000 square feet of rentable area, and if Landlord estimates that the Operating Expenses that would have been paid if the Building had been ninety-five percent (95%) occupied by tenants, using such customary janitorial services during such year, would have been $95,000, then for purposes of determining the increase in Operating Expenses payable during such Fiscal Year by Tenant, the Operating Expenses for such Fiscal Year shall be deemed to equal the actual Operating Expenses incurred by Landlord (without inclusion of the amount paid for the janitorial contractor charges) plus $95,000.

     2.3  Additional Rent Estimates and Adjustments.
          ------------------------------------------

     (a) Initial Additional Rent Adjustments.  Landlord at its option may submit
         ------------------------------------
to Tenant prior to the date set forth in Section 1.5 a statement of Landlord's reasonable estimate of the increases described in Sections 2.2(a) and (b) above, together with the amount of Tenant's Additional Rent which is estimated to result from such increases, in which event Tenant shall pay such estimated Additional Rent to Landlord in equal monthly installments beginning on the date set forth in Section 1.5, on the dates and in the manner required for the payment of Tenant's monthly installments of Base Annual Rent. In the alternative, as soon as practicable after the end of the calendar year in which Tenant's obligation to pay Additional Rent pursuant to Sections 2.2(a) and (b) commences, Landlord may submit a lump sum statement to Tenant of the actual increases in Real Estate Taxes and/or Operating Expenses, if any, which were paid during the Fiscal Year which ended during such calendar year over the Real Estate Taxes and Operating Expenses which were paid during the Base Year, all as prorated based upon that portion of the Fiscal Year falling within the initial partial year of the Lease Term, and Tenant shall pay its pro rata share as Additional Rent on the date and in the manner required for the next monthly installment of Base Annual Rent due after submission of Landlord's statement.

     (b) Annual Budget.  Subsequent to the calendar year in which Tenant's
         --------------
obligation to pay each component of Additional Rent pursuant to Section 2.2 commences, Tenant shall thereafter pay each such component of Additional Rent in twelve equal monthly installments based upon Landlord's estimates. In order to provide for the current monthly payment of each component of Additional Rent described herein, Landlord shall submit to Tenant a statement of Landlord's reasonable estimate of the increases described in Section 2.2 above, together with the amount of Tenant's Additional Rent which is estimated to result from such increases. Tenant agrees to pay each such estimated component of Additional Rent to Landlord in twelve equal installments beginning on January 1, on the dates and in the manner required for the payment of Tenant's monthly installments of Base Annual Rent.

     (c) Additional Rent Reconciliations.  Within one hundred twenty (120) days
         --------------------------------
after the end of each calendar year, Landlord will submit to Tenant an financial statement of the actual increases in Real Estate Taxes and Operating Expenses paid during the Fiscal Year which ended during such calendar year over the Real Estate Taxes and Operating Expenses which were paid during the Base Year, respectively. Such statement shall also indicate the amount of Tenant's excess payment or underpayment of Additional Rent based on Landlord's estimate described in Sections 2.3(a) and 2.3(b). If Additional Rent paid by Tenant during the preceding calendar year shall be in excess of, or less than, the aggregate of its share of the actual increase in Real Estate Taxes and Operating Expenses, Landlord and Tenant agree to make the appropriate adjustment following the submission of Landlord's statement. Tenant shall either pay any Additional Rent due with the installment of Base Annual Rent due for the month following submission of Landlord's statement, or pay any Additional Rent due within thirty
(30) days if the Lease Term has expired or has otherwise been terminated.
Tenant shall deduct its excess payment, if any, from the installment of Base Annual Rent due for the month or months if necessary following submission of Landlord's statement, or following the expiration or earlier termination of the Lease Term, Tenant shall be reimbursed within thirty (30) days thereafter for any excess payments made, less any amounts then due Landlord under this Lease.

     (d) Verification of Additional Rent.  Unless Tenant asserts specific errors
         --------------------------------
within six (6) months after Landlord has submitted the financial statement for a Fiscal Year to Tenant, Tenant shall have no right to contest the amount of Tenant's pro rata share of Real Estate Taxes and/or Operating Expenses or the statement submitted by Landlord. No such assertion of error by Tenant shall extend the time for payments as set forth in Sections 2.2 and 2.3 above. If Tenant has given a timely assertion of error and if it shall be determined by Landlord there is an error in Landlord's statement, Tenant shall be entitled to a credit for any overpayment, which shall be applied to any sums then due Landlord under this Lease and then to the next installment(s) of Additional Rent until fully credited for the overpayment, or refunded if Tenant has vacated the Demised Premises, or Tenant shall be billed for any underpayment and shall remit any amount owing to Landlord within ten (10) business days of Tenant's receipt of such statement. Tenant shall have the right to inspect Landlord's records of Operating Expenses and Real Estate Taxes for a given Fiscal Year or the Base Year, at Landlord's offices during normal business hours, on at least five (5) days prior written notice. Any overpayment by Tenant of Rent for such year reflected by such audit shall be promptly corrected. In the event as a result of such audit it shall be determined that Landlord overcharged Tenant more than five percent (5%) of the Operating Expenses or Real Estate Taxes, Landlord shall also reimburse Tenant all reasonable costs incurred by Tenant with respect to its audit. Tenant agrees that it shall not engage the services of an accountant or agent which is compensated on a contingency basis for purposes of conducting the audit.

     (e) Fiscal Year.  Landlord shall have the right to change its Fiscal Year
         ------------
from time to time. If Landlord changes its Fiscal Year during the Lease Term, thereby creating a Fiscal Year with fewer than twelve (12) months (hereinafter "short year"), the Real Estate Taxes and Operating Expenses for the short year shall be determined on an annualized basis by taking the monthly average of the actual Real Estate Taxes and Operating Expenses, respectively, and multiplying each by twelve. The amounts determined by this method shall be used in determining the increases described in Sections 2.2(a) and 2.2(b) for the short year.

  2.4  Rent Adjustment Limit.  Notwithstanding any deductions from or
       ----------------------
adjustments to Base Annual Rent and Additional Rent as provided for above, in no event shall the total monthly installment of Base Annual Rent and Additional Rent to be paid by Tenant in any month during the Lease Term or any extension thereof be less than the monthly installment of Base Annual Rent stipulated in
Section 1.3, except as required as the result of the Landlord's application of a credit due to Tenant pursuant to Section 2.3(c), or as otherwise expressly provided herein in the case of rent abatements to which the Tenant may be entitled arising out of, for example, fire or casualty damage.

  2.5  Survival of Rent Obligation.  The obligation of Tenant with respect to
       ----------------------------
payment of Base Annual Rent, as defined in Section 2.1, and Additional Rent as defined in Sections 2.2 and 2.10, together with all other sums due hereunder, accrued and unpaid during the Lease Term and the survival of Landlord's obligation to refund any overpayments of Base Annual Rent or Additional Rent and any other sums which may be overpaid hereunder, shall survive the expiration or earlier termination of this Lease.

  2.6  Pro Rata Share.  All space measurements shall be determined in
       ---------------
accordance with GWCAR standard method of measurement. Tenant shall be entitled to verify the measurement of the Premises no later than the Rent Commencement Date, and in the event as a result of Tenant's measurement the Premises contain less than the number of square feet of leasable area set forth in the Lease (subject to Landlord's rights to independently verify such measurement), then and in such event both the Tenant's pro-rata share hereunder, as described in
Section 1.5 of this Lease, and the amount of Base Annual Rent during the Lease Term and any extensions thereto shall be proportionately adjusted using the corrected measurement.

  2.7  Prorated Rent.  Any Base Annual Rent or Additional Rent payable
       --------------
pursuant to Sections 2.1 and 2.2 for one or more full calendar months in a partial Fiscal Year at the beginning or end of the Lease Term shall be prorated based upon the number of months in the Fiscal Year. Any Base Annual Rent or Additional Rent payable pursuant to Sections 2.1 and 2.2 for a portion of a calendar month shall be prorated based upon the number of days in the applicable calendar month.

  2.8  Application of Rent.  No payment by Tenant or receipt by Landlord of
       --------------------
lesser amounts of Base Annual Rent or Additional Rent than those required by this Lease shall be deemed to be other than on account of the earliest unpaid stipulated Base Annual Rent or Additional Rent. No endorsement or statement on any check or any letter accompanying any check or payment as Base Annual Rent or Additional Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Annual Rent and Additional Rent or pursue any other remedy provided in this Lease. Any credit due to Tenant hereunder by reason of overpayment of Base Annual Rent or Additional Rent shall first be applied to any Base Annual Rent, Additional Rent or other sums owed to Landlord by Tenant as set forth elsewhere in this Lease or if Tenant shall be in default when said credit shall be owed.

  2.9  Late Payment Fee and Interest Charge.  Except as expressly set forth in
       -------------------------------------
the next sentence, in the event any installment of Base Annual Rent or Additional Rent due hereunder is not paid within ten (10) calendar days after it is due, then Tenant shall also pay to Landlord as Additional Rent (a) a late payment fee equal to five percent (5%) of the payment as liquidated damages for the additional administrative costs incurred by Landlord as a result of such late payments, plus (b) an interest charge calculated at the rate of eighteen percent (18%) per annum on the delinquent payment from the date due until paid. In no event shall any late penalty or interest be payable by Tenant on any late payment of Base Annual Rent or Additional Rent to Landlord in the event Tenant remits to Landlord the late payment within five (5) days following written notice to Tenant that Landlord has failed to timely receive any payment to which Landlord is entitled under this Lease. However, in the event Tenant is late more than two (2) times in any twelve (12) month period, Landlord shall be entitled to the late charge and/or interest as provided in the Lease, without the necessity of such written notice, if such payment is not made by Tenant within five (5) days following the date when due.

  2.10  Other Tenant Costs and Expenses.  All costs and expenses which Tenant
        --------------------------------

assumes or agrees to pay to Landlord pursuant to this Lease, including without limitation costs of construction and alterations, shall be deemed Additional

Rent, whether or not the same is specifically designated herein as Additional

Rent, and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for the nonpayment of Base Annual Rent and

Additional Rent payable pursuant to Sections 2.1 and 2.2, including assessment of late payment fees and interest charges.

3.   CONSTRUCTION OF PREMISES AND OCCUPANCY

  3.1  Tenant Plans, Construction and Rent Liability.  Exhibit F, attached to
       ----------------------------------------------
this Lease, describes the obligations of Landlord and Tenant, and the respective time periods for performance thereof, for the preparation and approval of construction plans, cost estimates, working drawings and completion of improvements and fixturing for occupancy. The improvements to be constructed by Landlord in the Demised Premises are hereinafter referred to as the "Construction Improvements". Said time periods shall apply irrespective of whether Tenant uses the architect, engineer and/or general contractor selected by Landlord, or firms of Tenant's own selection. The Tenant shall deliver to Landlord, by the dates specified on Exhibit F, a preliminary plan approved in writing by the Tenant showing Tenant's partition, electrical and telephone requirements, planned occupancy numbers and distribution within the Demised Premises and all other requirements set forth in the Tenant Plans Guidelines, attached hereto and made a part hereof as Exhibit E, or otherwise deemed necessary by the Landlord for the preparation of the working drawings and cost estimate.

     (a) Preparation of Tenant Plans.
         ----------------------------

        (i)  Intentionally Deleted.

        (iii) Tenant's preliminary plan, whether prepared by an architect or engineer selected by Landlord or by Tenant's architect or engineer, shall provide sufficient information to permit Landlord to have working drawings and
cost estimate prepared.   Tenant's preliminary plan shall be certified by the
architect or engineer preparing same to be in compliance with applicable building and fire codes, and with The Americans with Disabilities Act and all amendments, modifications, extensions, replacements, regulations, orders and
directives in connection therewith (the "ADA").   If the Demised Premises as
reflected on Tenant's plans are not in compliance with applicable building and fire codes, or do not comply with all requirements of the ADA, then Tenant's plans shall not be, nor shall they be deemed to be, acceptable to Landlord. Landlord's approval of Tenant's plans or work does not constitute certification by Landlord that said plans or work meet the applicable requirements of any building or fire codes, laws or regulations, or the ADA, nor shall it impose any
liability whatsoever upon Landlord.   If Tenant's preliminary plans are
acceptable to Landlord, Landlord shall have working drawings prepared within the time period set forth on Exhibit F, and when the working drawings are completed by the architect and engineer, the Tenant shall approve in writing both the working drawings and Landlord's final cost estimate within the number of working
days stipulated on Exhibit F.   Tenant's failure to approve or disapprove any
estimates or plans within the time periods set forth on Exhibit F shall be deemed to constitute approval for purposes of this Section.

     (b) Extension of Construction Timetable.  Nothing contained in this Section
         ------------------------------------
3.1, nor any delay in completing the Demised Premises, shall in any manner affect the Commencement Date set forth in Section 1.2 or Tenant's liability for payment of Base Annual Rent and Additional Rent from such Commencement Date, except as follows. If Landlord requires longer than the number of working days stipulated on Exhibit F, to prepare working drawings and prepare the cost estimate following receipt of Tenant's approved preliminary plan, or if Landlord requires longer than the number of working days stipulated on Exhibit F , to substantially complete Construction Improvements in the Demised Premises after the final working drawings and cost estimate have been approved by the Tenant in writing, then the Commencement Date shall be postponed by one day for each extra day Landlord requires for the foregoing preparation of working drawings and cost estimate and/or substantial completion of Construction Improvements, as the case may be, which postponement shall be Tenant's sole and exclusive remedy. In the event Tenant delays approval of either the preliminary plan, the working drawings and/or the final cost estimate or makes changes in the work after approval of working drawings and the final cost estimate, or Tenant's contractors interfere with Landlord's work, thereby delaying substantial completion and Landlord's tender of possession of the Demised Premises to Tenant, Tenant shall nevertheless remain liable for the payment of Base Annual Rent and Additional Rent from the Commencement Date specified in Section 1.2. Time is of the essence as to the Tenant's performance within the time periods specified for approval of plans and cost estimates set forth on Exhibit F pursuant to this Section 3.1.

     (c) Substantial Completion.  For the purposes of this Section 3.1,
         -----------------------
"substantial completion" of the Construction Improvements shall mean when all work to be performed by Landlord pursuant to the approved working drawings and final cost estimate has been completed, except for minor items of work and minor adjustments of equipment and fixtures that can be completed after occupancy of the Demised Premises without causing material interference with Tenant's reasonable use of the Demised Premises (i.e., "punch-list" items) in accordance with the "use of the premises" as defined in Section 1.8. In the event Tenant's plans specify any Construction Improvements that are not building standard, or are not immediately available in the metropolitan Washington, D.C., area within the time period for construction set forth on Exhibit F, the delivery and installation of which precludes Landlord from substantially completing the Construction Improvements in the Demised Premises by the Commencement Date specified in Section 1.2, Tenant shall nevertheless remain liable for the payment of Base Annual Rent and Additional Rent from such Commencement Date.

     (d) Punchlist Items.  Upon Tenant's request made not later than fifteen
         ---------------
(15) days after the date Tenant commences business operations within the Premises, Landlord and Tenant shall jointly prepare and agree upon a punchlist of incomplete elements of Construction Improvements ("Punchlist"). Landlord shall commence work on the Punchlist within seven (7) days after the date of the Punchlist and shall continue and diligently attempt to complete all items on the Punchlist within thirty (30) days thereafter, but in any event not later than necessary to prevent material delay or interference with Tenant's use and occupancy of the Leased Premises. If Landlord and Tenant disagree whether an element of Construction Improvements should be included in the Punchlist or is properly completed, Landlord and Tenant shall submit the matter to review by an independent architect, and the decision of such architect shall bind both parties. Additionally, if there are any defects in material or workmanship in Construction Improvements which are not ascertainable from a careful physical inspection of the Premises by a qualified construction representative, Landlord shall correct such defects promptly.

  3.2  Possession.  If Landlord shall be unable to tender possession of the
       -----------
Demised Premises on the Commencement Date set forth in Section 1.2 by reason of: (a) the fact that the Demised Premises are located in a building being constructed and which has not been sufficiently completed to make the Demised Premises ready for occupancy; (b) the holding over or retention of possession of any tenant or occupant; (c) the Construction Improvements have not been substantially completed; or (d) for any other reason beyond the control of Landlord, Landlord shall not be subject to any liability for the failure to tender possession on said date. Under such circumstances the Base Annual Rent and Additional Rent reserved and covenanted to be paid herein shall not commence until possession of the Demised Premises is tendered to Tenant. No such failure to tender possession on the Commencement Date set forth in Section 1.2 shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed to extend the termination date of this Lease set forth in Section 1.2. In the event the Commencement Date does not occur within six (6) months of the date this Lease is fully executed and delivered by Landlord and Tenant, then Landlord , without further liability, shall have the right to terminate this Lease upon thirty (30) days prior written notice to the Tenant. If permission is given to Tenant to enter into possession of the Demised Premises prior to the date specified as the Commencement Date, Tenant covenants and agrees that such occupancy shall be deemed to be subject to all of the terms, covenants, conditions and provisions of this Lease, and that Tenant shall be responsible for payment of Base Annual Rent, in advance, at the rate of 1/30th of the base monthly rent set forth in Section 1.3 for each day of such occupancy prior to the Commencement Date, and Additional Rent set forth in
Section 1.5 shall begin to accrue on such date of possession.

     Notwithstanding any provision in this Lease to the contrary, Landlord and Tenant expressly recognize that a portion of the Premises is presently being occupied by GSA (the Federal Labor Relations Authority) as a hold-over tenant. Such portion is located on the fourth floor of the Building and contains approximately 5,000 square feet of rentable area. Landlord agrees to use all reasonable efforts to promptly tender such portion to Tenant, and in no event shall Landlord acquiesce to any extension of the holdover occupancy by GSA. Inasmuch as Tenant will not be afforded access to such portion concurrent with the remainder of the Premises to perform the Construction Improvements, the parties agree that notwithstanding the occurrence of the Commencement Date (as to the remainder of the Premises), no rent or other charges shall be payable by Tenant pertaining to such portion (pro-rated based upon a fraction 5,000/32,500) until such time as the Construction Improvements have been completed within such portion, and in the event delivery of such portion does not occur by December 15, 1998, to the extent that the costs of construction of the Construction Improvements is increased to Tenant by reason of the inability to perform the required work concurrent with the balance of the Premises, such increase in cost shall be borne solely by Landlord and not by Tenant.

  3.3  Permits.  Tenant shall be responsible for obtaining at its sole cost
       --------
and expense the construction and occupancy permits for the Demised Premises. Tenant shall be responsible for obtaining any other permits or licenses necessary for its lawful occupancy of the Demised Premises. Tenant shall provide Landlord with a copy of all such permits and licenses.

  3.4  Intentionally Deleted.
       ----------------------
4.   SUBLETTING AND ASSIGNMENT

  4.1  Consent.  Without the prior written consent of Landlord, not to be
       --------
unreasonably withheld, conditioned or delayed in accordance with Section 4.5, Tenant will not sublet the Demised Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or entity, or transfer or assign this Lease, and no subletting or assignment hereof shall be effected by operation of law or in any other manner, such as the transfer of all or substantially all of Tenant's assets or voting control of Tenant's stock, partnership interest or other equity, without such prior written consent of Landlord. All permitted sublettings and assignments of the Demised Premises and this Lease shall be subject to the provisions of this Lease, including but not limited to Section 4.3. No assignment shall be made except for the entire Demised Premises and Tenant further agrees that any permitted assignment of this Lease or subletting of the Demised Premises may be conditioned upon payment by Tenant of consideration and the delivery of such additional guarantees, collateral and/or other security as determined by Landlord. Any subletting or assignment consented to by Landlord, to be effective, shall be evidenced in writing in a form acceptable to Landlord. Consent by Landlord to any assignment or subletting by Tenant shall not operate as a waiver of the necessity for obtaining Landlord's consent in writing to any subsequent assignment or subletting. The collection or acceptance of rent from any such assignee, subtenant or other occupant shall not constitute a waiver of or release of Tenant from any covenant or obligation contained in this Lease, nor shall such acceptance of rent be deemed to create any right to the Demised Premises in such assignee, subtenant or other occupant, nor any legal or other relationship between the Landlord and any such assignee, subtenant or other occupant. Landlord's acceptance of any name for listing on the Building directory shall not be deemed, nor will it substitute for, Landlord's consent as required by this Lease, to each sublease, assignment and any other occupancy of the Demised Premises. In the event that Tenant defaults under this Lease in the payment of Base Annual Rent or Additional Rent following expiration of any applicable cure period, Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant and hereby authorizes each such subtenant, assignee and other occupant to pay said rent and other sums directly to Landlord upon demand. Any transfer of this Lease or the Demised Premises, or any transfer of any interest in Tenant restricted pursuant to this
Section 4.1, without the prior written consent of Landlord pursuant to this
Section 4.1 shall be void. By taking a transfer of this Lease by assignment, transfer of interest in Tenant, or by any other manner described in this Section 4.1, or otherwise with Landlord's consent to the transfer, the transferee shall be bound by all provisions of this Lease, which shall be binding upon the transferee as if the transferee had signed this Lease in lieu of the original Tenant named herein.

  4.2  Recapture of Premises.  In the event Tenant desires to sublet the
       ----------------------
Demised Premises or assign this Lease or effect the transfer of any interest in this Lease or in Tenant restricted pursuant to Section 4.1, Tenant shall give to Landlord written notice of Tenant's intended subtenant, assignee or transferee in order to secure Landlord's written consent in accordance with Section 4.1. Within thirty (30) days of receipt of said notice, Landlord shall have the right, at its option to terminate this Lease by giving Tenant not less than thirty (30) days notice if Tenant's notice states the Tenant's desire to sublet more than fifty percent (50%) of the Demised Premises or effect a restricted transfer of an interest in this Lease. If Landlord exercises its right to terminate this Lease pursuant to the above provisions, Tenant agrees that Landlord shall have access to all or any portion of the Demised Premises as soon as Tenant has vacated the Premises.. Tenant and Landlord shall promptly execute such lease amendments and other documents as Landlord may require to effectuate the terms and intent of this Section 4.2.

  4.3  Excess Rent and Other Consideration. Any rent and other consideration
       ------------------------------------
accruing to Tenant as a result of any sublease or any assignment of this Lease, which is in excess of the pro rata share of Base Annual Rent and Additional Rent then being paid by Tenant for all or a portion of the Demised Premises being sublet or assigned, shall be paid by Tenant to Landlord monthly as Additional Rent after recovery by Tenant of all of the costs and expenses incurred by Tenant with respect to the subletting or assignment. Any consideration accruing to Tenant as the result of any transfer of interest in this Lease restricted pursuant to Section 4.1, which is paid or deemed paid in regard to the value of this Lease (as opposed to any equipment or furnishings of Tenant located at the Building) and which is in excess of the pro rata share of the Base Annual Rent and Additional Rent which would have been paid by Tenant during the Lease Term for such space, shall be paid by Tenant to Landlord promptly as Additional Rent after recovery by Tenant of all of the costs and expenses incurred by Tenant with respect to the transfer of the interest in this Lease.

  4.4  Tenant Liability.  In the event of any subletting of the Demised
       -----------------
Premises or assignment of this Lease by Tenant or transfer of an interest in this Lease or in Tenant, Tenant shall remain liable to Landlord for payment of the Base Annual Rent and Additional Rent stipulated herein and all other covenants and conditions contained herein. No subletting of the Demised Premises or assignment of this Lease or transfer of an interest in this Lease or in Tenant shall operate to release, discharge or otherwise affect the liability of any guarantors, co-signers or other parties liable to Landlord pursuant to the terms of any guaranty or otherwise for the obligations of Tenant under this Lease.

  4.5  Reasonable Standards of Consent.  Tenant acknowledges that Landlord, in
       --------------------------------
considering whether to grant or withhold consent required of Landlord pursuant to this Section 4, shall be entitled to apply any or all of the following criteria:

     (a) The financial strength of proposed subtenant/assignee/ transferee must be acceptable to Landlord in Landlord's reasonable discretion based on adequate current and historical financial information given by Tenant. Landlord shall be entitled to receive, and Tenant shall deliver or cause others to deliver, such guarantees, collateral and other security as Landlord shall request in conjunction with any prospective sublease, assignment or other transfer.
Failure to provide such financial information, guarantees, collateral and other security shall be grounds for Landlord to withhold or deny consent;

     (b) The proposed subtenant/assignee/transferee must have a good reputation in the business community and must be credit-worthy;

     (c) Use of the Demised Premises by the proposed subtenant/assignee/transferee must be identical to the use permitted by this Lease;

     (d) Use of the Demised Premises by the proposed subtenant/assignee/transferee shall not violate or create any potential violation of any laws and must be in keeping with the character of the Building and the Complex;

     (e) Use of the Demised Premises by the proposed subtenant/assignee/transferee shall not violate, or cause Landlord to violate, any other leases, agreements or mortgages affecting (i) the Demised Premises, the Building, the Complex or the land related to such improvements, or (ii) the Landlord, Landlord's Agent or other tenants, whether such leases, agreements or mortgages were entered into prior or subsequent to this Lease;

     (f) The proposed use shall compatible with all other uses within the Building or Complex and the proposed use or user shall not cause a diminution in the reputation of the Building, the Complex, Landlord, Landlord's Agent or other tenants;

     (g) In the event Tenant is in default, consent may be conditioned by Landlord that such default be cured. .

  4.6  Other Transfers.  Notwithstanding anything herein to the contrary,
       ----------------
Tenant shall not pledge, assign, transfer, encumber or otherwise convey its interest in the Demised Premises conditionally or as security for any obligations of Tenant to any third party, or otherwise. Any such transfer in violation of this provision shall be void.

  4.7  Rights on Default.  In the event Tenant defaults under this Lease after
       ------------------
notice and expiration of the applicable cure period, in addition to the rights and remedies of Landlord outlined in Section 12, Landlord, at its option, may elect to recognize any sublease between Tenant and any subtenant, or any agreement by which Tenant has granted any leasehold estate or interest in the Demised Premises, as a direct lease or agreement between Landlord and such subtenant or other grantee, upon written notice to Tenant and such subtenant or other grantee, without releasing or affecting the liability of Tenant to Landlord under this Lease, and Tenant shall be deemed to have assigned its interest in such sublease or other agreement to Landlord (without the need for executing any further documentation evidencing same) and such subtenant or other grantee shall attorn to and recognize the rights of Landlord under such sublease or other agreement, as the case may be. Notwithstanding Tenant's consent or acquiescence in the termination of this Lease and/or Tenant's voluntary surrender of the Demised Premises (or any portion thereof), Landlord may consider any sublease or other agreement transferring a leasehold estate or interest in the Demised Premises, and/or any right to use or possess the Demised Premises (or any portion thereof) by any subtenant or other grantee, terminated as of the date Landlord terminates this Lease and/or Tenant's right to possession of the Demised Premises, it being the intention of the parties that any leasehold estate or other interest in the Demised Premises shall be subject to the terms and conditions of this Lease, including all rights and remedies of Landlord outlined herein, notwithstanding anything to the contrary contained in such sublease or other agreement.

  4.8 Notwithstanding the provisions set forth in section 4.1 hereinabove, in no event shall any sale or assignment of any of Tenant's stock be deemed to require Landlord's consent under this Lease. Further, Tenant shall have the right to transfer this Lease and/or sublet all or any part of the Leased Premises without obtaining Landlord's consent to any of the following: (1) any entity which at the time of such transfer is the record holder of all of the voting stock of Tenant; (2) any entity which at the time of such transfer is a wholly owned subsidiary of Tenant or an entity which is the then record holder of all of the voting stock of Tenant and into which Tenant has been consolidated; (3) any entity which shall result from a merger of the Tenant with one or more entities; or (4) any entity to whom Tenant or its shareholders shall have sold all or substantially all of Tenant's assets or the stock of Tenant. Tenant will agree to provide Landlord with copies of the Agreement executed by the assignee of this Lease evidencing the assumption by such assignee of all of the obligations and liabilities imposed upon Tenant under the Lease. Further, Tenant will acknowledge that it shall remain liable on the Lease, notwithstanding any such permitted transfer. If Landlord shall not respond to Tenant's request to assign or sublet within thirty (30) days of its presentment, such request shall be deemed approved by Landlord.

5.   SERVICES AND UTILITIES

  5.1  Building Standard Services and Utilities.  Subject to the limitations
       -----------------------------------------
set forth in Section 5.3 below, Landlord shall furnish sufficient electric current for lighting and office equipment such as typewriters, calculators, small copiers, desktop personal computers and word processors and similar items. Landlord shall also furnish water for lavatory and drinking purposes, lavatory supplies, fluorescent tube replacements, automatically operated elevator service and nightly cleaning service in accordance with Landlord's prevailing practices (as set forth in Exhibit D attached hereto), as they may be modified from time to time, except that Landlord shall not be responsible for cleaning Tenant's kitchens, private bathrooms, rugs, carpeting (except vacuuming) and drapes. Char and cleaning service together with the other building services shall be conducted at a level commensurate with such services provided in other comparableoffice buildings in the downtown D.C. area. Landlord shall have no liability for and expressly disclaims any responsibility for the engineering, design, installation, provision of or maintenance of Tenant's telecommunications and data transmission systems and the inside wire associated therewith.
Landlord further agrees to furnish heating and cooling during the appropriate seasons of the year, between the hours and on the days set forth in Section 1.7 (exclusive of legal public holidays as defined in section 6103(a) and (c) of Title 5 of the United States Code, as it may hereafter be amended, with holidays falling on Saturday observed on the preceding Friday and holidays falling on Sunday observed on the following Monday). All of the aforesaid services shall be provided without cost to Tenant except as such expenses may be included in calculating Additional Rent pursuant to the provisions of Sections 2.2 and 2.3. Landlord shall not be liable for failure to furnish, or for suspension or delay in furnishing, any of such services if such failure, suspension or delay is caused by breakdown, maintenance or repair work, strike, riot, civil commotion, governmental regulations, emergency periods due to weather or any other cause or reason whatever beyond the reasonable control of Landlord. Failure, suspension, delay or interruption of services shall not result in any abatement of Base Annual Rent or Additional Rent, be deemed an eviction or breach of this Lease (including any express or implied covenant of quiet enjoyment), or relieve Tenant of performance of Tenant's obligations under this Lease unless the Premises are rendered untenantable by such failure, suspension, delay or interruption of services due to the negligence or willful misconduct of Landlord, provided same continues for a period in excess of five (5) days following notice to Landlord of such failure, suspension, delay or interruption. In the event of any such failure, suspension, delay or interruption continuing as aforesaid, Tenant shall be entitled to abate paying all rents due hereunder with respect to the portion of the Premises (including also all of the Premises if applicable) which is affected by reason of the cessation of such service from the commencement of such loss of service until such service is restored. Landlord agrees to use its best efforts to restore any cessation in services, recognizing that Tenant's communication business requires twenty-four hour service, 365 days a year.

  5.2  Overtime Services.  Should Tenant require heating and cooling services
       ------------------
beyond the hours and/or days stipulated in Section 1.9, upon receipt of at least 48 hours prior written notice from Tenant, Landlord will furnish such additional service at the then-prevailing hourly rates (except as below provided) for both utility services and personnel as established by Landlord from time to time; provided, further, that there will be a minimum charge of four (4) hours each time overtime services are required on any Sundays or federal holidays, and a minimum charge of one and one-half (1.5) hours each time overtime services are required on any other day so long as such services are requested to be provided during a time period occurring immediately after the Building standard hours for such day (i.e. after 6:00 p.m. on weekdays or noon on Saturdays). Notwithstanding the foregoing, Landlord agrees that to the extent Tenant designates particular portions of the Premises as 24 hour zones, Landlord shall provide at its direct cost (i.e. no profit, administrative charge, overhead or markup) utilities necessary to permit Tenant to operate on a 24 hours a day, seven days a week basis, either the building standard system servicing such zone (if feasible) or Tenant's supplemental unit servicing such zone. Tenant shall be entitled from time to time during the term to revise those portions of the Premises designated as 24 hour zones. Landlord shall cooperate with Tenant in the provision of chiller water, and other utilities recognizing that Tenant's business operations require the conduct of business round-the-clock within certain areas.

  5.3  Excessive Usage.
       ----------------

     (a) Equipment Restrictions.  Tenant will not install or operate in the
         -----------------------
Demised Premises any heavy duty electrical equipment or machinery or any other equipment which consumes excess gas (where applicable), excess water, excess sewer services or excess electricity as defined in Section 5.3(b) below, without first obtaining prior written consent of Landlord which approval shall not be unreasonably withheld, delayed or conditioned. Landlord may, among other things, require as a condition to its consent for the installation of such equipment or machinery that Tenant pay as Additional Rent the costs for excess consumption of such utilities that may be occasioned by the operation of said equipment or machinery. Landlord may make periodic inspections of the Demised Premises at reasonable times and upon reasonable advance notice to determine that Tenant's equipment and machinery comply with the provisions of this Section and Section 5.4.

     (b) Excess Electrical Usage.  The consumption of electricity, including
         ------------------------
lighting, in excess of five (5) watts per square foot for any portion of the Demised Premises shall be deemed excessive. Additionally, any individual piece of electrically operated machinery or equipment having a name plate rating in excess of two (2) kilowatts shall also be deemed as requiring excess electric current.

     (c) Additional Utility Costs.  Landlord shall have the right to either
         -------------------------
require that one or more separate meters be installed to record the consumption or use of electricity or other utilities, or cause a reputable independent engineer to survey and determine the quantity of such utilities consumed by such excessive use. In the event that excess consumption is determined, the cost of any such survey and meters and of installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand therefor, for all such consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company. If Tenant's cost of such utilities based on meter readings is to be paid to Landlord, Tenant shall pay a service charge related thereto in an amount Landlord shall reasonably determine. In no event shall Tenant be liable for more than the actual cost of the utilities consumed by Tenant.

  5.4  Excessive Heat Generation.  Landlord shall not be liable for its
       --------------------------
failure to maintain comfortable atmospheric conditions in all or any portion of the Demised Premises due to heat generated by over-occupancy of the Demised Premises or by any equipment, machinery or additional lighting installed by Tenant (with or without Landlord's consent) that exceeds design capabilities for the Building. Over-occupancy shall mean any occupancy of the Demised Premises in excess of the planned occupancy disclosed by Tenant to Landlord pursuant to
Section 3.1. If Tenant desires additional cooling to offset excessive heat generated by such over-occupancy, equipment, machinery or additional lighting, Tenant shall pay for auxiliary cooling equipment and the operating, maintenance, repair and replacement costs of such equipment, including without limitation electricity, gas, oil and water. If Tenant does not desire such auxiliary cooling equipment, Tenant shall pay for excess electrical consumption by the existing cooling system.

  5.5  Building Security.  Any security system or other security measures
       ------------------
(collectively, the "Security System") that Landlord may undertake for protection of the Demised Premises, the Building and/or Complex (including any parking garages or areas) are for the protection of the physical structures only and shall not be relied upon by Tenant, its agents, employees or invitees to protect Tenant, Tenant's Property and Leasehold Improvements or Tenant's employees, invitees or their property. Tenant shall not do anything to circumvent or allow others to circumvent any Security System. Landlord shall not be liable for any failure of any Security System to operate or for any breach or circumvention of the Security System by others, and Landlord makes no representations or warranties concerning the installation, performance and monitoring of any Security System, or that it will detect or avert the occurrences which any such Security System is intended or expected to detect or avert. In addition, a centrally monitored proximity card system shall control after-hours access to the Building and the garage

  5.6  Roof and Auxiliary Spaces.  Tenant shall not use the roof, roof utility
       --------------------------
closets or other auxiliary spaces in the Building for antennas, condenser coolers, telecommunications and/or data transmission equipment or any other type of equipment or for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably delayed or withheld, but which may be conditioned upon the terms of a separate written agreement and the payment by Tenant of of a reasonable hourly supervisory fee to Landlord with respect to the coordination of any installations or perforations performed by Tenant's contractors on the roof. Landlord recognizes that Tenant shall be entitled to place one or more antennae, dishes or future similar equipment, together with associated wiring and cabling, on the roof, and that such use is necessary in connection with Tenant's telecommunication business. Tenant shall be entitled to retain access to, and the right to use such portion of the roof-top area as may be reasonably necessary to accomplish the foregoing. Landlord and Tenant agree that Tenant's communication equipment will require Tenant to use the Building shafts, risers, chases, utility entrances, equipment rooms and distribution areas or conduits between the Premises and other parts of the Building (including the roof), and Tenant shall be afforded the right to use or construct conduits to connect Tenant's telecommunications systems and services to the roof. It is further agreed that Landlord shall be provided prior to installation by Tenant with a copy of the plans describing what is to be installed on the roof and the manner of installation. Upon expiration of the term of this Lease, Tenant shall be required to remove all of its roof-top installations and to restore any damage caused thereby to the roof. To secure the obligation of Tenant to remove and restore as aforesaid, Landlord shall be entitled to require a roof-top security deposit from Tenant in the amount of Two Thousand Dollars, which sum shall be payable at Landlord's demand and, if demanded as a condition to the installation by Landlord, prior to the installation by Tenant of any roof-top installation.

  5.7  Trash Removal.  Tenant covenants and agrees, at its sole cost and
       --------------
expense, to comply with all present and future laws, orders and regulations of the federal, state, county, municipal and local governments, departments, commissions, agencies and boards regarding the collection, sorting, separation and recycling of trash. Upon request by Landlord, Tenant shall sort and separate its trash into such categories as are provided by law. Each separately sorted category of trash shall be placed in separate receptacles as directed by Landlord. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law and directed by Landlord, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties and damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section, and Tenant, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless from and against any actions, claims and suits (including reasonable legal fees and expenses) arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

6.     USE AND UPKEEP OF PREMISES

  6.1  Use.  Tenant shall use and occupy the Demised Premises only for the
       ----
purposes specified in Section 1.10 and for no other purpose whatsoever, and shall comply, and cause its employees, agents, contractors to comply, and shall use reasonable efforts to cause its invitees and other users of the Demised Premises to comply, with applicable zoning and other municipal regulations, including but not limited to smoking regulations. Any variation or deviation from the specific use expressly set forth in Section 1.10 shall be deemed a default of this Lease. Tenant shall pay before delinquency any business, rent and other tax and fee that is now or hereafter assessed or imposed upon Tenant's use or occupancy of the Demised Premises, the conduct of Tenant's business in the Demised Premises or Tenant's Property. If any such tax or fee is enacted or altered so that such tax or fee is imposed upon Landlord so that Landlord is responsible for collection or payment thereof, then Tenant shall promptly pay the amount of such tax or fee directly to the taxing authority, or if previously paid by Landlord, to Landlord upon demand provided that evidence of such tax is disclosed to Tenant. Tenant shall not be liable for any penalties or interest caused by Landlord's failure to timely pay such taxes.

  6.2  Illegal and Prohibited Uses.  Tenant will not use or permit the Demised
       ----------------------------
Premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose and will not manufacture anything therein. Tenant will not use or permit the Demised Premises to be used for any purposes that interfere with the use and enjoyment by other tenants of the Building or Complex or, in Landlord's reasonable opinion, impair the reputation or character of the Building, Complex, Landlord or Landlord's Agent. Tenant shall immediately refrain from and discontinue such use after receipt of written notice from Landlord.

  6.3  Insurance Rating.  Tenant will not do or permit anything to be done in
       -----------------
the Demised Premises, the Building or the Complex or bring or keep anything therein which shall in any way increase the rate of fire or other insurance on said Building or the Complex, or on the property kept therein, or conflict (or permit any condition to exist which would conflict) with applicable fire laws or regulations, or with any insurance policy upon said Building or Complex or any part thereof, or with any statute, rules or regulations enacted or established by any appropriate governmental authority. Tenant shall be responsible for any increase in insurance costs with respect to the Building or Complex if the increases were caused by its actions or failure to act absent the actions or failure to act by Landlord, its contractors, agents or employees or the action or failure to act of other tenants.

  6.4  Alterations.
       ------------

     (a) Approval Required.  Tenant shall not make any alterations,
         ------------------
installations, changes, replacements, repairs, additions or improvements in or to (or which interfere with) the structural elements of the Building or the Demised

Premises, or the Systems (hereinafter defined), without the prior written consent of Landlord, which consent shall not be unreasonably delayed, withheld or conditioned. Tenant shall not make any non-structural, non-System or cosmetic alterations, changes, replacements, repairs, additions or improvements in or to the Demised Premises or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. All Tenant plans and specifications shall be submitted to Landlord for prior approval. All Tenant engineering plans and specifications shall be prepared at Tenant's expense by Landlord's designated engineer. Landlord may, among other things, condition its consent upon Tenant's agreement that any construction up-gradings required by any governmental authority as a result of Tenant's work, either in the Demised Premises or in any other part of the Building or Complex, will be paid for by Tenant in advance. Tenant shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, ventilating system, air-conditioning system, supply, return or control systems, Landlord's data system(s), or the electrical system of the Demised Premises or the Building (collectively, the "Systems"), nor install or use any air-conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus, nor modify or interfere with any of the Systems, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, Landlord expressly recognizing that it is imperative to Tenant's business operations that certain portions of the Premises be provided with round the clock HVAC services as set forth in section 5.2 above. Any auxiliary air-conditioning equipment which Tenant may desire to install in the Demised Premises shall be connected to the Building's commercial condenser water system, if available, and Tenant shall pay to Landlord such reasonable charges as established by Landlord from time to time for the use of the Building's commercial condenser water system, subject to the provisions contained in section 5.2. Tenant shall not modify or interfere with the Systems without the prior written consent of Landlord, and then only as Landlord may direct. Landlord may condition its consent upon Tenant's payment of all costs to make such changes, replacements or modifications. Tenant shall not design, configure, install, use or arrange for the design, configuration, installation or use of its telecommunications and data transmission systems or inside wire associated therewith in any manner that interferes with the existing telecommunications and/or data transmission systems or inside wire associated therewith of Landlord or other tenants in the Building. Landlord's consent to any work by Tenant or approval of Tenant's plans or specifications shall not be deemed a certification that such work complies with applicable building codes, laws or regulations, nor shall it impose any liability whatsoever upon Landlord.

     (b) Alteration Requirements.  All of Tenant's approved work shall be done
         ------------------------
in accordance with Landlord's Supplemental Rules and Regulations for Contractors (as promulgated and amended by Landlord from time to time) and shall be done by duly qualified, licensed and bonded contractors in accordance with all applicable laws, codes, ordinances, rules and regulations, and Tenant shall obtain (or give) at its cost any required permits, licenses, registrations, notices, or inspections for performance of its work. Prior to the commencement of such work Tenant must obtain an executed waiver of lien from each contractor or vendor that will perform or furnish to Tenant work, labor, services or materials for any alterations, installations, replacements, additions or improvements in or to the Demised Premises. Notwithstanding the aforesaid, if any mechanic's or materialman's lien shall at any time, whether before, during or after the Lease Term, be filed against any part of the Building or other property of Landlord by reason of work, labor, services or materials performed for or furnished to or on behalf of Tenant, Tenant shall forthwith cause the lien to be released of record by being discharged or bonded off to Landlord's satisfaction within five (5) days after being notified of the filing thereof.
If Tenant shall fail to cause such lien to be released of record within said five (5) day period, then, in addition to any other right or remedy of Landlord, Landlord may bond off or discharge the lien by paying the amount claimed to be due. Any amount paid by Landlord, whether as bond premium or payment of the lien amount, and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the same and its release from the appropriate land records, shall be due from Tenant to Landlord as Additional Rent, and shall be payable on the first day of the next following month, or if the Lease Term has expired, upon demand.

     (c)  Intentionally Deleted.

     (d) Compliance with Laws.  In the event that during the Lease Term either
         ---------------------
Landlord or Tenant shall be required by the order or decree of any court, or any other governmental authority, or by law, code or ordinance (including but not limited to the ADA), to repair, alter, remove, reconstruct, or improve any part of the Demised Premises, then Tenant or Landlord agrees, at its sole cost and expense, to comply with such requirements imposed on the Demised Premises (in the case of Tenant) or on the Building (in the case of Landlord). Landlord or Tenant, as the case may be, shall perform, at its expense, or, with respect to such matters imposed on the Demised Premises, Tenant shall permit Landlord to perform, at Tenant's expense, such repairs, alterations, removals, reconstructions, or improvements. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide the Landlord with copies of (as applicable), (i) any notices alleging violation of any law, code or ordinance (including the ADA) relating to any portion of the Demised Premises or the Building, (ii) any claims made or threatened in writing regarding noncompliance with any law, code or ordinance and relating to any portion of the Building or of the Demised Premises, or (iii) any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with any law, code or ordinance and relating to any portion of the Demised Premises. No such order or decree or the compliance required therewith shall have any effect whatsoever on the obligations or covenants of Tenant herein contained. Tenant hereby waives all claims for damages or abatement of Base Annual Rent and Additional Rent because of such repairing, alteration, removal, reconstruction, or improvement, unless same arises from the neglect or willful act or omission of Landlord.

     (e) Special Provisions. Notwithstanding any provision contained in this
         ------------------
Lease to the contrary, Tenant shall not be required to comply with any laws, ordinances or regulations which would either require Tenant to (i) perform any structural alterations unless caused by Tenant's particular use (as opposed to general office use), (ii) remove any hazardous material or substance installed or caused by a party other than Tenant or by an agent, employee or contractor of Tenant, (iii) perform any alterations or installations if Tenant's use without same is

"grandfathered" under existing laws, rules or ordinances, or (iv) correct or cure any defect or deficiency in the initial Tenant Improvements.

  6.5  Maintenance by Landlord.
       ------------------------

     (a) Landlord Repairs and Maintenance.  Except to the extent that Tenant is
         ---------------------------------
required to maintain and repair pursuant to Sections 5.4, 6.4, 6.7, 6.8, 6.10, 6.11, 9 and 21, Landlord shall maintain and repair all public or common areas located within the Building, including external landscaping, walkways and parking areas, and, except to the above extent, Landlord shall make repairs to structural roofs, walls, standard heating, air conditioning, plumbing, sewage systems, downspouts, utility lines, pipes, conduits and electrical systems and equipment. Except as otherwise expressly provided in this Lease, such maintenance shall be provided without cost to Tenant, except that (i) such expenses may be included in calculating the Additional Rent pursuant to the provisions of Sections 2.2 and 2.3 (subject to the limitations therein); and
(ii) if such expenses are incurred by Landlord in making repairs attributable to acts or omissions of Tenant or Tenant's employees, agents, contractors or invitees, then Tenant shall reimburse Landlord for all such expenses within ten
(10) days after Landlord submits a bill for such costs to Tenant. Landlord shall make all repairs with due diligence and due care in a good and workmanlike manner and in compliance with all applicable local, state and Federal regulations, ordinances and laws and in making such repairs shall use reasonable efforts to prevent any interference with Tenant's use of the Leased Premises. Landlord shall promptly restore any damage to any portion of the Leased Premises resulting from any act or omission of Landlord, its agents, servants, employees
or contractors.   Landlord shall, without expense to Tenant, make any and all structural or extraordinary alterations (including, but not limited to, the installation of a sprinkler system at the Leased Premises) required to be made to the Leased Premises by law, ordinance or regulation of any governmental authority, board of fire insurance underwriters, Landlord's insurers, or similar
authority.   In no event shall Tenant have any responsibility under this Lease to repair or replace any component or item required as a result of any negligent or willful act or omission of Landlord, its agents, employees or contractors, and Landlord shall remain fully responsible therefor.

     (b) Use of Demised Premises by Landlord.  Landlord reserves the right to
         ------------------------------------
erect, use, maintain, repair and replace all pipes, ducts, conduits, wiring, fluids, gases, components, and similar materials and structures in and through the Demised Premises, including any changes, additions or replacements as Landlord may from time to time make thereto. Landlord may install any and all materials, equipment, pipes, ducts, conduits, wires, and related fluids, gases, components and mechanical equipment serving other portions, tenants and occupants of the Building, in, through the walls, under the floor or above the ceiling in the Demised Premises that Landlord deems desirable and shall have the right to locate, both vertically and horizontally, utility lines, wiring, air ducts, flues, duct shafts, drains, sprinkler mains and valves, and such other facilities within the Demised Premises as may be deemed necessary by engineering design and/or code and/or other legal requirements and to repair, alter, replace or remove these items. These shall be located so as to cause minimum interference with Tenant's use of the Demised Premises and shall, if possible, be located above Tenant's suspended ceiling, if any, or as close to the concrete slab as possible, below the floor, along column lines or in storage areas. Landlord shall have the right to remove or abate any hazardous materials located in the Demised Premises and Tenant shall fully cooperate with Landlord in this regard. Landlord's right to locate facilities within the Demised Premises shall include facilities required by tenants or occupants in levels above or below the Demised Premises as well as on the same level as the Demised Premises. None of the above conduct by Landlord shall be deemed to constitute an interference with Tenant's quiet enjoyment or an actual or constructive eviction of Tenant.
Tenant shall be entitled to no abatement of Base Annual Rent or Additional Rent whatsoever on account of such installation, location, construction, use, entry, removal, repair, maintenance or other conduct as aforesaid.

     (c) Any actions taken by or on behalf of Landlord by reason of the provisions contained in this Lease, including but not limited to actions related to repairs, alterations, improvements, additions or maintenance of the Building, the Leased Premises, or any fixture or element thereof, shall be performed at such times and in such manner so as to minimize interference with Tenant's business operations within the Leased Premises.

  6.6  Signs and Publications.  No sign, advertisement or notice shall be
       -----------------------
inscribed, painted or affixed on any part of the outside of the Building, or in the common areas of the Building, or inside the Demised Premises where it may be visible from the public areas of the Building, except on the directories and doors of offices, and then only in such size, color, method of attachment and style as Landlord shall approve. Landlord shall have the right to prohibit any signage or publication of Tenant on the Demised Premises which in Landlord's opinion tends to impair the reputation or character of the Building, Complex, Landlord or Landlord's Agent. Tenant shall refrain from and discontinue such signage or publication upon receipt of written notice from Landlord, but in no event later than one (1) day after receipt of such notice.

     Notwithstanding any provision contained herein to the contrary Landlord agrees that Tenant shall be entitled to place a sign on the exterior of the Building containing Tenant's trade name, which sign shall be backlit and the maximum size under local law. Landlord shall retain the right to reasonably approve the color and materials for such sign. Landlord further agrees that no other telecommunications business (wireless, cellular or other long distance service) or internet service provider shall be entitled to place signage on the exterior of the Building during the term of this Lease.

     Landlord has previously reviewed and approved a photograph depicting the contemplated exterior signage in the form attached hereto as Exhibit E . At Tenant's option, such signage may read either CGX Communications or CAIS Internet. Landlord shall be entitled to a reasonable hourly supervisory fee during the course of installation by Tenant's contractor of such exterior
signage.   Landlord shall also be entitled to require that Tenant remove the signbox at expiration of the term of this Lease and restore any damage to the Building caused thereby.

  6.7  Excessive Floor Load.  Landlord shall have the right to prescribe the
       ---------------------
weight and method of installation of safes, computer equipment, and other heavy fixtures or equipment. Tenant will not install in the Demised Premises any item of Tenant's Property or fixtures that will place a load upon the floor exceeding the designed floor load capacity of the floor and the Building. Landlord may prescribe the placement and positioning of all such objects within the Demised Premises and/or Building, and, if necessary, such objects shall be placed upon platforms, plates or footings of such size as Landlord shall prescribe. All damage done to the Building or the Demised Premises by installing or removing a safe or any other article of Tenant's Property or fixtures, or due to its being in the Demised Premises, shall be repaired at the expense of Tenant.

  6.8  Moving and Deliveries.
       ----------------------

     (a) Prohibitions/Notices.  Moving in or out of the Building is prohibited
         ---------------------
on days and hours specified in Section 1.7. Tenant shall only use freight elevators and loading areas, if provided in the Building, for all moving and deliveries. Tenant shall provide Landlord with forty-eight (48) hours advance written notice of any move and obtain Landlord's approval therefor, which approval shall not be unreasonably withheld, delayed or conditioned, in order to facilitate scheduling use of freight elevators and loading areas.

     (b) Coordination with Landlord.  No freight, furniture or other bulky
         ---------------------------
matter of any description shall be received into the Building or carried in the elevators, except as authorized by Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Deliveries from lobby and freight areas requiring use of hand carts shall be restricted to freight elevators. All hand carts shall be equipped with rubber tires and side guards. Any control exercised by Landlord hereunder shall be deemed solely for the benefit of Landlord and the Building, and shall not be deemed to make any of Tenant's employees, agents or contractors the agent or servant of Landlord. Tenant shall promptly remove from the public areas in or adjacent to said Building any of Tenant's property delivered or deposited there.

     (c) Moving Damages.  Any and all damage or injury to the Demised Premises
         ---------------
or the Building caused by moving the property of Tenant into or out of the Demised Premises shall be repaired at the sole cost of Tenant. In conjunction with the foregoing, Tenant shall indemnify, defend and hold Landlord harmless with respect to any and all damages and injuries to the Demised Premises or the Building, and with respect to any property damage and injury to others. Without releasing Tenant from any liability hereunder, Tenant shall cooperate with Landlord to identify delivery contractors and movers causing damage to the Building or Demised Premises or causing property damage or injury to others.

  6.9  Rules and Regulations.  Tenant shall, and shall ensure that Tenant's
       ----------------------
agents employees, invitees and guests faithfully keep, observe and perform the Building Rules and Regulations set forth in Exhibit C, attached hereto and made a part hereof, and such amendments, modifications and additions thereto as Landlord may promulgate from time to time, unless waived in writing by Landlord. Any other such rules and regulations shall not adversely affect nor substantially interfere with the intended use of the Demised Premises, but Tenant acknowledges that the Building Rules and Regulations, which, in Landlord's judgment, are needed for the general well-being, operation and maintenance of the Demised Premises, the Building and the Complex, together with their appurtenances, are reasonable. Landlord shall have the right to specifically enforce all Building Rules and Regulations. In addition to any other remedy provided for herein, Landlord shall have the right to collect from Tenant a fine of $200 per incident for each violation of said Building Rules and Regulations which is not cured within five (5) days after written notice to Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such Building Rules and Regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, invitees, licensees, customers, clients, family members or guests. Further, it shall be in Landlord's reasonable judgment as to whether Tenant is in compliance with the Building Rules and Regulations. All rules and regulations that may be enforced by the Landlord against the Tenant shall be reasonable and uniformly enforced among all of the tenants in the Building. The Landlord shall use its reasonable efforts to enforce all of the rules and regulations of the Building against other tenants in the Building whose breach of such rules and regulations adversely affect the use of the Leased Premises or of the Common Areas by Tenant, its employees, customers and invitees. Tenant shall be notified in writing of any alleged breach by the Tenant of the rules and regulations, and Tenant shall be given five (5) days to cure such breach before any such breach shall constitute a breach of the terms of the Lease.

  6.10  Tenant Maintenance and Condition of Demised Premises Upon Surrender.
        -------------------------------------------------------------------
At all times during the Lease Term, Tenant will keep the Demised Premises and the Leasehold Improvements and Tenant's Property therein in good order and condition, will suffer no waste or injury to the Demised Premises and Leasehold Improvements, and will, subject to the provisions of Section 6.4(c), at the expiration or other termination of the Lease Term, surrender and deliver up the Demised Premises and Leasehold Improvements in like good order and condition as they shall be at the Commencement Date, ordinary wear and tear and, subject to the provisions of Section 9, damage by fire or other casualty excepted.

  6.11  Tenant Property and Leasehold Improvements.  Maintenance and repair of
        -------------------------------------------
Tenant's Property and any Leasehold Improvements within or related to the Demised Premises shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith. Notwithstanding anything herein to the contrary, and subject to the provisions of Sections 6.4 and 12.8 pertaining to removal from the Demised Premises, Tenant shall have no right to remove from the Demised Premises any of Tenant's Property and/or Leasehold Improvements upon and during the continuation of any default by Tenant under this Lease.

  6.12  Landlord's Right to Perform Tenant's Duties.  In the event that
        --------------------------------------------
repairs required to be made by Tenant pursuant to this Lease become necessary by reason of Tenant's failure to maintain the Demised Premises, Tenant's Property and Leasehold Improvements in good order and condition and in compliance with all applicable laws, orders and regulations, Landlord may, but shall not be obligated to, make repairs at Tenant's expense. Within ten (10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord. Tenant shall only be liable for such repairs in the event Landlord has taken such action following Tenant's failure to perform same after expiration of ten days (or more if otherwise provided herein) notice of the requirement in this Lease for Tenant to perform such work.

  6.13  Tenant's Right to Cure.  If Landlord has not commenced repair or
        ----------------------
maintenance required to be performed by Landlord hereunder within ten (10) days after written notice thereof from Tenant, or if so commenced, is not diligently pursuing same to completion, Tenant shall have the right, but not the obligation, to make such repairs and Landlord shall reimburse Tenant for the reasonable cost thereof within ten (10) days after receipt of a bill therefor from Tenant. In the event of an emergency, Tenant may (but shall not be obligated to) perform such repairs which would otherwise be Landlord's obligation hereunder which may be reasonably necessary, after having given Landlord such notice, if any, as may be practicable under the circumstances. Notwithstanding anything to the contrary set forth hereinabove, Tenant shall not be required to perform any repairs which would otherwise be Landlord's obligation hereunder.

7.   ACCESS

  7.1  Landlord's Access.  Landlord, Landlord's Agent, and their agents and
       ------------------
employees, shall have the right to enter the Demised Premises at all reasonable times and upon reasonable advance written notice to Tenant, except in the event of emergency when notice shall not be required prior to entry (a) to make inspections or to make such repairs and maintenance to the Demised Premises or repairs and maintenance to other premises as Landlord may deem necessary; (b) to exhibit the Demised Premises to prospective tenants during the last six (6) months of the Lease Term; and (c) for any purpose whatsoever relating to the safety, protection or preservation of the persons or property of the other tenants, the public, the Demised Premises, the Building, the Complex or other surrounding properties.

  7.2  Restricted Access.  No additional locks, other devices or systems which
       ------------------
would restrict access to the Demised Premises shall be placed upon any doors without the prior consent of Landlord. Landlord's consent to installation of anti-crime warning devices or security systems shall not be unreasonably withheld delayed or conditioned; provided Landlord shall not be required to give such consent unless Tenant provides Landlord with a means of access to the Demised Premises for the purposes outlined in Section 7.1 above. Unless access to the Demised Premises is provided during the hours when cleaning service is normally rendered, Landlord shall not be responsible for providing such service to the Demised Premises or to those portions thereof which are inaccessible during said hours. Such inability by Landlord to provide cleaning services to inaccessible areas shall not entitle Tenant to any adjustment in Base Annual Rent, Additional Rent or other sums due hereunder.

  7.3  Tenant's Access.  Subject to the provisions of Sections 5.2 and 5.5,
       ----------------
Tenant, its employees and agents shall have access to the Demised Premises twenty-four (24) hours per day, 365 days per year, and, for the purpose of access to the Demised Premises only, shall have the right in common with all other tenants, Landlord and Landlord's agents and employees to use public corridors, elevators and lobbies. Landlord may at any time and from time to time during the Lease Term exclude and restrain any person from access, use or occupancy of any or all mechanical and auxiliary spaces, roofs, public corridors, elevators and lobbies, excepting, however, Tenant and other tenants of Landlord and bona fide invitees of either who make use of said public facilities in accordance with the rules and regulations established by Landlord from time to time with respect thereto. Landlord may at any time and from time to time close all or any portion of said public facilities to make repairs or changes, to prevent a dedication to any person or the public, and to do and perform such other acts in and to said public facilities as in the exercise of good business judgment Landlord shall determine to be advisable. It shall be the duty of Tenant to keep all of said public facilities free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. In order to protect the integrity of telephone service in the Building, Landlord may, at its option, supervise or restrict Tenant's access to any or all equipment rooms, inside wire space and/or conduits or the demarcation point.

8.   LIABILITY

  8.1  Tenant's Property.  All of Tenant's Property, the Leasehold
       ------------------
Improvements and the personal property of Tenant's employees, agents, contractors, visitors and invitees in the Demised Premises or in the Building shall be at their sole risk. Landlord, Landlord's Agent, and their respective agents and employees shall not be liable for any damage to Tenant's Property, the Leasehold Improvements or the property of Tenant's employees, agents, contractors, visitors and invitees unless resulting from acts or omissions of Landlord, its agents, contractors or employees or any third party, including but not limited to, cleaning, maintenance, repair and other contractors who do work in the Building or the Demised Premises or render services to Landlord, Landlord's Agent, and their respective agents and employees or other tenants. Tenant hereby expressly releases Landlord, Landlord's Agent and their respective agents and employees from any liability incurred or claimed by reasonable damage to Tenant's Property and the Leasehold Improvements with respect to any claims for damage or loss to Tenant's Property and/or the Leasehold Improvements, other than those claims which result by reason of any negligent or willful act or omission of Landlord, its agents, contractors or employees (such negligent or willful acts being herein referred to as the "Excluded Claims"). Tenant hereby indemnifies and holds harmless Landlord, Landlord's Agents and their respective agents and employees form any liability or claims by reason of damage to the property of Tenant's employees, agents, contractors, visitors or invitees with the exception of the Excluded Claims.

  8.2  Criminal Acts of Third Parties.  Landlord, Landlord's Agent and their
       -------------------------------
respective agents and employees shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant's agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant's employees, agents, invitees or visitors on or about the Demised Premises, Building and/or Complex (including any parking garages and parking areas). With the exception of the Excluded Claims, all claims against Landlord, Landlord's Agent and their respective agents and employees for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless, defend and indemnify Landlord, Landlord's Agents, their respective agents and employee from all such claims (other than the Excluded Claims) and/or damages and the expenses of defending all claims (other than the Excluded Claims) made by Tenant's employees, agents, invitees or visitors arising out of such acts.

  8.3  Public Liability.  With the exception of the Excluded Claims, Landlord,
       -----------------
Landlord's Agent and their respective agents and employees assume no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted upon the Demised Premises. Landlord, Landlord's Agent and their respective agents and employees shall not be liable for any accident or injury to any person or persons or property in or about the Demised Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said Demised Premises. Tenant agrees to hold Landlord, Landlord's Agent and their respective agents and employees harmless against all such claims (other than the Excluded Claims), and indemnify and defend Landlord, Landlord's Agent and their respective agents and employees from all injuries and damages and the reasonable expenses of defending such claims (other than the Excluded Claims).

  8.4  Construction on Contiguous Property.  Landlord, Landlord's Agent and
       ------------------------------------
their respective agents and employees shall not be liable for damages, nor shall this Lease or any Base Annual Rent, Additional Rent or other sums due hereunder be affected, for conditions arising or resulting from construction by third parties within or around the Demised Premises or Building or on contiguous or neighboring properties and which affect the Building and/or the Demised Premises.

  8.5  Tenant Insurance.
       -----------------

     (a) Liability Insurance.  During the Lease Term, Tenant at its sole cost
         --------------------
shall maintain public liability and property damage insurance which includes coverage for personal injury and death, property damage, advertising injury, completed operations and products coverage, and shall further maintain comprehensive automobile liability insurance covering automobiles owned by Tenant, with at least a single combined liability and property damage limit of $3,000,000.00 insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Demised Premises and the business conducted therein. Landlord and Landlord's Agent shall be named as additional insureds. All public liability insurance and property damage insurance shall insure Landlord and Landlord's Agent with coverage no less in scope than that necessary to meet Tenant's obligations outlined in Sections 8.1, 8.2 and 8.3 and elsewhere in this Lease. The policy shall contain an assumed contractual liability endorsement that refers expressly to this Lease.

     (b) Fire and Casualty Insurance.  During the Lease Term, Tenant at its cost
         ----------------------------
shall maintain fire and extended coverage insurance on all special or above building standard work (as defined in Exhibit B, if applicable), all alterations and all other contents of the Demised Premises, including any Leasehold Improvements and Tenant's Property, in an amount sufficient so that no coinsurance penalty will be applied in case of loss.

     (c) Increases in Coverage.  Tenant shall increase its insurance coverage as
         ----------------------
required if in the reasonable opinion of the mortgagee on the Building, Landlord or Landlord's insurance agent such insurance coverage at that time is not adequate.

     (d) Policy Requirements. All insurance required under this Lease shall be
         -------------------
issued by insurance companies authorized to do business in the jurisdiction where the Building is located. Such companies shall have a policyholder rating of at least "A" and assigned a financial size category of at least "Class X" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. If at any time during the Lease Term the rating of any of Tenant's insurance carriers is reduced below the rating required pursuant to the terms hereof, Tenant shall promptly replace the insurance coverage(s) maintained with such carrier with coverage(s) from a carrier whose rating complies with the foregoing requirements. If the Best's Key Rating Guide is discontinued or revised without substitution of a comparable rating system, Landlord shall reasonably determine its satisfaction with the insurance company issuing Tenant's policies. Each policy shall contain an endorsement requiring thirty
(30) days written notice from the insurance company to Landlord before cancellation or any change decreasing coverage, scope or amount of such policy and an endorsement naming Landlord and Landlord's Agent as additional insureds. Each policy, or a certified copy of the policy, and a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the Lease Term and thereafter upon any policy changes or substitutions, and renewal certificates and copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration date of any policy.

     (e) No Limitation of Liability.  Notwithstanding the fact that any
         ---------------------------
liability of Tenant to Landlord may be covered by Tenant's insurance, Tenant's liability shall in no way be limited by the amount of its insurance recovery or the amount of insurance in force or required by any provisions of this Lease.

     (f) Waiver of Subrogation.  Notwithstanding anything to the contrary
         ----------------------
contained herein, Landlord and Tenant hereby mutually waive and release their respective rights of recovery against each other for any loss of its property (in excess of a reasonable deductible amount) capable of being insured against by fire and extended coverage insurance or any insurance policy providing property damage coverage, whether carried or not. Each party shall apply to its insurer to obtain said waiver and obtain any special endorsement, if required by its insurer to evidence compliance with the aforementioned waiver, and shall bear the cost therefor.

     (g)  Business Interruption.     Landlord, Landlord's Agent and their
          ----------------------
respective agents and employees shall have no liability or responsibility for any loss, cost, damage or expense arising out of or due to any interruption of business regardless of the cause therefor), increased or additional cost of operation of their business or other costs or expenses, whether similar or dissimilar, which are capable of being insured against under business interruption insurance, whether or not carried by Tenant.

  8.6  Incident Reports.    Tenant shall promptly report to Landlord's Agent all
       -----------------
accidents and incidents actually known by officers of Tenant occurring on or about the Demised Premises which involve or relate to the security and safety of persons and/or property. Tenant also agrees that it shall use reasonable efforts to notify Landlord of any other similar incidents actually known by Tenant's President affecting portions of the Building beyond the Demised Premises, but Tenant shall have no liability or responsibility to either Landlord or any third party by reason of Tenant's failure to notify Landlord of any such incident.

9.   DAMAGE

  9.1  Damages Caused by Tenant.  Subject to the provisions of Sections 8.5(f)
       -------------------------
and 9.2, in the event of damage to the Demised Premises or other portions of the Building caused by the acts or omissions of Tenant, its agents or employees, Landlord may, but shall not be obligated to, repair such damage at the expense of Tenant, or, at Landlord's option, such damages shall be repaired by Tenant, at Tenant's expense, with Landlord's approval in accordance with Section 6.4.
At Landlord's option, Tenant shall either (a) pay to Landlord the estimated cost of such repairs and/or maintenance within ten (10) days of Tenant's receipt of Landlord's estimate, or (b) upon completion of such repairs and/or maintenance by Landlord, pay to Landlord the actual cost of such repairs and/or maintenance (or the difference between the actual cost and the estimated costs previously paid by Tenant) within ten (10) days of receipt of invoice from Landlord. Landlord's recovery shall not be limited to the diminution in the value of the Demised Premises or leasehold notwithstanding that such repairs and maintenance may occur prior to the expiration of the Lease Term. All such costs shall be deemed Additional Rent. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

  9.2  Fire or Casualty Damage.    In the event of damage or destruction of
       ------------------------
the Demised Premises or a portion thereof by fire or any other casualty not due to the acts or omissions of Tenant, its agents, employees, invitees or visitors, then, except as otherwise provided in Section 9.3, this Lease shall not be terminated, but structural damage to the Demised Premises, including demising partitions and doors, shall be promptly and fully repaired and restored as the case may be by Landlord at its own cost and expense. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, for such other delays as may result from government restrictions and controls on construction, if any, and for strikes, national
emergencies and other conditions beyond the control of Landlord.   Restoration
by Landlord shall not include replacement of Tenant's Property but shall include restoration of the Demised Premises including also all Construction Improvements. Tenant shall, at its expense, repair, restore and replace Tenant Property and all elements of the Demised Premises excluded from the scope of
Landlord's duty to restore pursuant to this Section 9.2.   Tenant's restoration,
replacement and repair work shall comply with Section 6 hereof and Tenant shall maintain adequate insurance on all such replacements, restoration and property
pursuant to Section 8.5 hereof.   In the event of fire or casualty damage to the
Demised Premises caused by the fault, act or omission or neglect of Tenant, its agents, employees, invitees or visitors, Landlord may, but shall not be obligated to, restore all or any portion of the damage described herein (which
may or may not include the Demised Premises).   It is agreed that in any of the
aforesaid events, this Lease shall continue in full force and effect.

  9.3  Untenantability.
       ----------------

     (a) Restoration Requirements.
         -------------------------

        (i) If the condition referred to in Section 9.2 is such that the Demised Premises are partially damaged or destroyed and provided that the condition was not due to the acts or omissions of Tenant, its agents, employees, invitees or visitors, then during the period that Tenant is deprived of the use of the damaged portion of the Demised Premises, Tenant shall be required to pay Base Annual Rent and Additional Rent covering only that part of the Demised Premises that Tenant is able to occupy, based on the ratio between the square foot area remaining that can be occupied for the conduct of business in Tenants' reasonable discretion and the total square foot area of the entire Demised Premises covered by this Lease. Any unpaid or prepaid installment of Base Annual Rent and Additional Rent for the month in which the condition referred to in Section 9.2 occurs shall be prorated.

        (ii) (1) If the condition referred to in Section 9.2 is such so as to make the entire Demised Premises untenantable and provided that the condition was not due to the acts or omissions of Tenant, its agents, employees, invitees or visitors, then, subject to the rights set forth in Section 9.3(a)(ii)(2) below, the installment(s) of Base Annual Rent and Additional Rent which Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the first to occur of either (x) expiration of thirty days following the date that the restoration of the Demised Premises has been substantially completed by Landlord to the extent of Landlord's obligations as described in Section 9.1 or
(y) commencement by Tenant of beneficial use and occupancy for conduct of business within the damaged portion. Any unpaid or prepaid installment of Base Annual Rent and Additional Rent for the month in which the condition referred to in Section 9.2 occurs shall be prorated.

          (2) In the event (x) the Demised Premises are substantially or totally destroyed by fire or other casualty so as to be entirely untenantable, (y) a substantial portion of the Building is destroyed or damaged to such an extent that, in the sole judgment of Landlord, the Building cannot be operated as a functional unit or an economically viable unit, or (z) the damage to the Demised Premises and/or the Building is due to an uninsured risk or insurance proceeds are otherwise unavailable to cover the expenses of restoration or repair of the damage (less any applicable deductible), then Landlord or Tenant shall have the unconditional right to cancel this Lease in its sole discretion, in which case Base Annual Rent and Additional Rent shall be apportioned and paid to the date of said fire or other casualty. If Landlord elects not to cancel this Lease, then Landlord shall determine and notify Tenant in writing, within sixty (60) days following the fire or other casualty, provided that Landlord shall also cancel the Leases of all similarly situated tenants in the Building, of the date by which the Demised Premises can be restored by Landlord in accordance with the provisions of Section 9.1. If the date determined by Landlord as aforesaid for completion of restoration of the Demised Premises is more than one hundred twenty (120) days after such fire or other casualty, then Tenant shall have the right, to be exercised by giving written notice to Landlord within ten (10) days following receipt of such notice from Landlord, to cancel and terminate this Lease. In the event the date by which Landlord determines it can complete restoration of the Demised Premises as herein provided is less than 120 days following such fire or other casualty, or Tenant fails to terminate this Lease as herein provided following notification from Landlord that completion of restoration will require more than 120 days, then this Lease shall remain in full force and effect and Landlord shall commence restoration of the Demised Premises to the extent of Landlord's obligations as described in Section 9.2. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, for Landlord to reasonably be able to determine the time necessary for completion of the restoration and for other such delays as may result from government restrictions and controls on construction, if any, and for strikes, national emergencies and other conditions
beyond the control of Landlord.    Any delays as a result of the foregoing shall
operate to postpone Landlord's obligation to complete restoration of the Demised
Premises by one day for each day of any such delay.   Tenant shall commence any
restoration to be performed by Tenant as required in Section 9.2 and Tenant shall reoccupy the Demised Premises when restored.

        (iii) Except as expressly provided in this Section 9.3, no compensation, or claim, or diminution of Base Annual Rent or Additional Rent will be allowed or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from any fire or other casualty suffered by Tenant or the necessity of repairing or restoring the Demised Premises or any portion of the Building.

     (b) Casualty Near Expiration of Lease Term.  In addition to any other right
         ---------------------------------------
of Landlord or Tenant to terminate this Lease pursuant to the provisions of this
Section 9, in the event the Demised Premises are damaged in whole or in part by fire or other casualty during the last twelve (12) months of the Lease Term, then Landlord or Tenant, upon ten (10) days prior written notice to the other given within sixty (60) days of the date of the fire or casualty, may terminate this Lease, in which case the Base Annual Rent and Additional Rent shall be apportioned and paid to the date of said fire or other casualty.

10.  CONDEMNATION

  10.1  Landlord's Right to Award.  Tenant agrees that if any of the Demised
        --------------------------
Premises or the Building shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation. All rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. Upon such condemnation or taking, the Lease Term shall cease and terminate from the date of such governmental taking or condemnation. If (a) the whole or a substantial part of the Demised Premises of the Building is taken or condemned or if (b) less than a substantial portion of the Building or the Demised Premises is taken or condemned and the remainder of either in Landlord's opinion can not be operated as a functional unit or as an economically viable unit, Landlord shall notify Tenant of the termination of this Lease effective as of the date of such governmental taking or condemnation. In the event of any termination of this Lease by reason of any taking or condemnation, Tenant shall have no claim against Landlord or Landlord's Agent for the value of any unexpired portion of the Lease Term. If less than a substantial part of the Demised Premises or of the Building is taken or condemned by any governmental authority for public or quasi-public use or purpose and the remainder of both, in Landlord's opinion, can be operated as a functional unit or as an economically viable unit, the rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For the purposes of this Section 10, a substantial part of the Demised Premises shall be considered to have been taken if more than fifty percent (50%) of the Demised Premises are unusable by Tenant.

  10.2  Tenant's Right to File Claim.  Nothing in Section 10.1 shall preclude
        -----------------------------
Tenant from filing a separate claim against the condemning authority for the value of its Leasehold Improvements not then depreciated (excluding those

Leasehold Improvements paid for by Landlord) and relocation expenses, provided that any award to Tenant will not result in a diminution of any award to Landlord.

11.  BANKRUPTCY

  11.1  Events of Bankruptcy.  The following shall be Events of Bankruptcy
        ---------------------
under this Lease:

     (a) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States ("Insolvency Laws");

     (b) The appointment of a receiver or custodian for any or all of Tenant's Property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property;

     (c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

     (d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within sixty (60) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier; or

     (e) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

  11.2  Landlord's Remedies.
        --------------------

     (a) Termination of Lease.  Upon occurrence of an Event of Bankruptcy,
         ---------------------
Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this right to terminate shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustee is unable to comply with the provisions of Sections 11.2(d) and (e) below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the Demised Premises upon the giving of notice pursuant to this Section 11.2(a). Any other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all Base Annual Rent and Additional Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages sustained by Landlord.

     (b) Suit for Possession.  Upon termination of this Lease pursuant to
         --------------------
Section 11.2(a), Landlord may proceed to recover possession of the Demised Premises under and by virtue of the provisions of the laws of any applicable jurisdiction, or by such other proceedings, including reentry and possession, as may be applicable, or by direct order from any Court having jurisdiction over Tenant/Debtor, including any Bankruptcy Court.

     (c) Non-Exclusive Remedies.  Without regard to any action by Landlord as
         -----------------------
authorized by Sections 11.2(a) and (b) above, Landlord may at its discretion exercise all the additional provisions set forth below in Section 12.

     (d) Assumption or Assignment by Trustee.  In the event Tenant becomes the
         ------------------------------------
subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Section 11.2(a) shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. In addition to all other objections Landlord may raise to assumption and/or assignment, and in addition to all other requirements of any Bankruptcy Court and the Bankruptcy Code, the Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) has timely performed all Lease obligations of the Tenant/Debtor arising from and after the filing of any voluntary bankruptcy petition by Tenant or, in the case of an involuntary petition, the date of entry of the Order for Relief, (ii) promptly cures all defaults under this Lease, (iii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iv) provides adequate assurance of future performance on the part of Tenant or on the part of the assignee of Tenant or the Trustee.

     (e) Adequate Assurance of Future Performance.  Landlord and Tenant hereby
         -----------------------------------------
agree in advance that adequate assurance of future performance, as that term is used in Section 11.2(d) above, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross revenues in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next installment of Base Annual Rent and Additional Rent due under this Lease; (ii) both the average and median of Tenant's gross revenues in the ordinary course of business during the six (6) month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next six (6) installments of Base Annual Rent and Additional Rent due under this Lease; (iii) Tenant must pay (and continue to pay on a timely basis throughout the Lease Term) Base Annual Rent, Additional Rent and all other sums payable by Tenant hereunder in advance and as a condition precedent to the performance of Landlord's obligations hereunder; (iv) the Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on or about the Demised Premises, Building and/or Complex; (v) the Trustee must agree that the use of the Demised Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and

(vi) the Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building and/or Complex.

     (f) Failure to Provide Adequate Assurance.  In the event the Trustee or
         --------------------------------------
Tenant is unable to (i) comply with the requirements of Section 11.2(d) above, or (ii) meet the criteria and obligations imposed by Section 11.2(e) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 11.2(a) above.

  11.3  Guarantors.  For purposes of this Section 11, any action or
        -----------
adjudication by or on behalf of, or against, or with respect to the property or affairs of, any guarantor or guarantors (if any) of this Lease, or any of them, which, if taken by, against or with respect to Tenant, Tenant's Property or affairs, would entitle Landlord to exercise any remedy specified herein, may be treated, at Landlord's sole option and discretion, as though it were taken by, against or with respect to the Tenant.

  11.4  Damages.  In the event of cancellation and termination of this Lease
        --------
pursuant to Section 11.2 above, Landlord shall, notwithstanding any other provisions of this Lease to the contrary, be entitled to promptly recover damages from Tenant determined in accordance with the provisions set forth in
Section 12.2 of this Lease as provided for in the case of default by Tenant.

12.  DEFAULTS AND REMEDIES

  12.1  Default.  Subject to the provisions of Section 12.1(i) below, if any
        --------
one or more of the following events occur, said event shall be deemed a material default of this Lease:

     (a) Tenant's failure to complete, within the time periods required by this Lease, any tasks required for the preparation or approval of plans for the construction and/or completion of the Demised Premises prior to the Commencement Date;

     (b) Tenant's failure to accept possession of the Demised Premises when tendered by Landlord;

     (c) Tenant's failure to pay any installment of Base Annual Rent, Additional Rent or other sum required to be paid by Tenant when the same shall be due and payable, all without demand unless demand is necessary under the express terms of this Lease (in which case a material default shall be deemed to occur if such payment is not made strictly within the time period provided for such payment following the demand);

     (d) Tenant's failure to perform or observe any other term, covenant or condition of this Lease;

     (e) Any event expressly designated or deemed a default elsewhere in this Lease;

     (f) Any execution, levy, attachment or other legal process of law shall occur upon Tenant's Property, Tenant's interest in this Lease or the Demised Premises;

     (g) Tenant's abandonment or surrender of the Demised Premises prior to the expiration of the Lease Term and the suspension of rent payments as the same may become due and payable; and/or

     (h) Tenant's committing or permitting waste to occur to the Demised
Premises.

     (i) Notwithstanding any provision contained in the Lease to the contrary, in no event shall Tenant be deemed to be in default under the Lease, nor shall a material default be deemed to have occurred in the absence of either (A) Tenant's failure to cure a monetary default following the giving of written notice to Tenant and the expiration of ten (10) days thereafter, or (B) in the case of a non-monetary default, Tenant's failure to cure following the giving of written notice to Tenant and the expiration of thirty (30) days thereafter, provided, however that the aforesaid thirty (30) days period shall be deemed extended to include such additional time as may reasonably be required to cure same, provided Tenant has commenced in good faith its cure within such thirty
(30) day period and Tenant diligently prosecutes its cure to completion.

  12.2  Remedies.  In each and every such event set forth in Section 12.1
        ---------
above, from the date of such default and at all times thereafter, at the option of Landlord, Tenant's right of possession shall thereupon cease and terminate. Landlord shall be entitled to all rights and remedies now or later allowed at law or in equity, all of which shall be cumulative to the extent that the exercise of any one or more rights or remedies shall not be deemed to constitute a waiver of the Landlord's right to exercise any one or more other rights and remedies herein provided or provided at law or in equity. Landlord shall be entitled to obtain possession of the Demised Premises whether or not Landlord elects to terminate this Lease, and to re-enter the same without demand of rent or demand of possession of the Demised Premises and may forthwith proceed to recover possession of the Demised Premises by any lawful means or process of law whether or not Landlord elects to terminate this Lease, any notice to quit being hereby expressly waived by Tenant. In the event of such re-entry by process of law or otherwise, Tenant nevertheless agrees to remain liable for all Base Annual Rent, Additional Rent and other sums due under this Lease, and shall pay the same as and when it accrues and is payable hereunder. Landlord may (but shall not be obligated to) declare the entire balance (or any portion thereof) of Base Annual Rent, Additional Rent and all other sums payable by Tenant hereunder for the remainder of the Lease Term to be immediately due and payable in full, which shall be recoverable and determined pursuant to Section 12.4 below. Tenant further agrees to remain liable for any and all damage, deficiency, and loss of Base Annual Rent, Additional Rent and other sums herein specified, and all other damages which Landlord may sustain by such re-entry, including reasonable attorneys' fees and costs. If under the provisions hereof, a seven (7) days summons or other applicable summary process shall be served, and a compromise or settlement thereof shall be made, such action shall not constitute a waiver of any breach of any covenant, term, condition or agreement herein contained.

  12.3  Landlord's Right to Relet.  Should this Lease be terminated before the
        --------------------------
expiration of the Lease Term, by reason of Tenant's default as provided in Sections 11 or 12, or if Tenant shall abandon the Demised Premises before the expiration or termination of the Lease Term and without paying the rent due as the same may become due and payable (whether or not Landlord elects to terminate this Lease), the Demised Premises may be relet by Landlord, on Tenant's behalf or for the account of Landlord, as Landlord so chooses, for such rent and upon such terms as are reasonable under the circumstances. If the full rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in Base Annual Rent, Additional Rent, reasonable attorneys' fees, other collection costs, brokerage fees attributable to the unexpired portion of the Term hereof, expenses incurred by Landlord to remove Tenant's Property and (at Landlord's option) Leasehold Improvements, and expenses of placing the Demised Premises in first-class rentable condition. Landlord, in putting the Demised Premises in good order or preparing the same for reletting may, at Landlord's option, make such alterations, repairs or replacements in or relating to the Demised Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the Demised Premises, and the making of such alterations, repairs or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall use commercially reasonable efforts to mitigate its damages nor shall Landlord be liable in any way whatsoever for failure to relet the Demised Premises, or in the event that the Demised Premises are relet, for failure to collect the rent thereof under such reletting. For the purpose of calculating Landlord's damages as set forth in Section 12.4 below, if the Building has other available space at the time of such Lease termination or Tenant's abandonment or vacating of the Demised Premises, or anytime thereafter, the Demised Premises shall be deemed the last space rented int he Building even though the Demised Premises may be re-rented by Landlord prior to such other vacant space. In no event shall Tenant be entitled to receive any excess, if any, of rent (if any) collected over the sums payable by Tenant to Landlord hereunder.

  12.4  Recovery of Damages.
        --------------------

     (a) Quantification of Damages.  Any damage, deficiency, loss of Base Annual
         --------------------------
Rent, Additional Rent or other sums payable by Tenant hereunder, unamortized Landlord Concessions as described hereinafter, and all other damages may be recovered by Landlord, at Landlord's option, upon default by Tenant, in separate actions, from time to time, as said damage shall have periodically accrued, or, at Landlord's option, may be deferred until the expiration of the Lease Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Lease Term), or, at Landlord's option, in a single action in the event Landlord shall have declared the entire balance of Base Annual Rent, Additional Rent and other sums due under this Lease immediately due and payable pursuant to Section 12.2. In the event Landlord shall have declared the entire balance of Base Annual Rent, Additional Rent and other sums due under this Lease immediately due and payable, then in lieu of the Base Annual Rent and Additional Rent which would have been payable for the period after the date of any judgment obtained in any action by Landlord against Tenant to recover damages, Tenant shall pay a sum representing liquidated damages, and not penalty, in an amount equal to the excess of (i) the sum of the Base Annual Rent and Additional Rent provided for in this Lease for the unexpired portion of the Lease Term after the date of judgment discounted at a rate of three percent (3%) per annum to present value, over (ii) the rental value of the Leased Premises, at the time of termination of this Lease, for the unexpired portion of the Lease Term, discounted at a rate of three percent (3%) per annum to present value. In determining the rental value of the Leased Premises, the rent realized by any reletting accomplished or accepted by Landlord within a reasonable time after termination of this Lease, shall be deemed, prima facie, to be the rental value.

     (b) Non-Exclusive Rights.  The provisions contained in this Section 12.4
         ---------------------
shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Lease Term. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this Section 12.4 may be limited by the limitations of damage provisions of the Bankruptcy Code.

  12.5  Waiver.  If under the provisions hereof Landlord shall institute
        -------
proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any agreement, covenant, condition, rule or regulation herein contained nor of any of Landlord's rights hereunder. No waiver by Landlord or Tenant of any breach of any agreement, covenant, condition, rule or regulation herein contained, on one or more occasions, shall operate as a waiver of such agreement, covenant, condition, rule or regulation itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver shall be in writing signed by Landlord or Tenant, as the case may be. Receipt and acceptance by Landlord of any Base Annual Rent, Additional Rent or other charges, or the performance of any obligation by Tenant hereunder, with knowledge of the breach of any agreement, covenant, condition, rule or regulation of this Lease by Tenant shall not be deemed a waiver of such breach. Failure of Landlord to enforce any of the rules and regulations against Tenant or any other tenant in the Building shall not be deemed a waiver of any such rule or regulation. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Annual Rent and Additional Rent herein stipulated shall be binding upon Landlord or Tenant, nor shall the same be deemed to be other than on account of the stipulated Base Annual Rent and Additional Rent. No endorsement or statement on any check, letter or other transmittal accompanying any check or payment of Base Annual Rent, Additional Rent or other sum due from

Tenant shall be deemed a settlement of a legal dispute or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Annual Rent, Additional Rent and other sums or to pursue any other remedy provided in this Lease. Landlord's consent to, or approval of, any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

  12.6  Anticipatory Repudiation.
        -------------------------

     (a) Repudiation Prior to Commencement Date.  If, prior to the Commencement
         ---------------------------------------
Date or the first day of any extension or renewal period set forth in an extension or renewal option validly exercised by Tenant hereunder, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease or breach any obligation of Tenant hereunder, Landlord may, at its option, consider such anticipatory repudiation a breach and material default of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all Base Annual Rent, Additional Rent and other sums paid by Tenant hereunder, including any security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including, without limitation, all damages and remedies reserved to Landlord in this Section 12 or elsewhere in this Lease, as applicable. It is agreed between the parties that for the purpose of calculating Landlord's damages, if the Building has other available space at the time of or subsequent to Tenant's breach, the Demised Premises covered by this Lease shall be deemed the last space rented in the Building even though the Demised Premises may be re-rented prior to such other vacant space. In the event a default occurs prior to the Commencement Date, Tenant shall, in addition to all other damages to which Landlord is entitled under this Lease, pay in full for all Leasehold Improvements constructed or installed within the Demised Premises through the date of the default, and for material ordered at Tenant's request for the Demised Premises (whether at Tenant's request or upon Landlord's anticipation of Tenant's needs hereunder) or for such material restocking charges.

     (b) Repudiation of Any Obligation of Tenant During Lease Term.  If during
         ----------------------------------------------------------
the Lease Term Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease or breach any obligation of Tenant hereunder, Landlord may, at its option, consider such anticipatory repudiation a breach and material default of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all Base Annual Rent, Additional Rent and other sums paid by Tenant hereunder, including any security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including, without limitation, all damages and remedies reserved to Landlord in this Section 12 or elsewhere in this Lease, as applicable.

  12.7  Tenant Abandonment of Demised Premises.
        ---------------------------------------

     (a) Abandonment.  If the Demised Premises or a substantial portion thereof
         ------------
shall be deserted or vacated by Tenant for thirty (30) consecutive days or more and Tenant shall be delinquent in the payment of any Base Annual Rent, Additional Rent or other sums due under this Lease, or in the performance of any of Tenant's other obligations hereunder beyond the expiration of applicable notice and cure periods, Landlord may deem the Tenant to have abandoned the Demised Premises, notwithstanding the fact that Tenant may have left all or some part of Tenant's Property thereon. In such event Landlord may consider Tenant in default under this Lease and may pursue all remedies available to it under this Lease or otherwise as may be available in equity or at law.

     (b) Landlord Right to Enter and to Relet.  If Tenant abandons the Demised
         -------------------------------------
Premises as set forth in subsection (a) above, Landlord may, at its option, enter into the Demised Premises without being liable for any prosecution therefor or for damages by reason thereof. In addition to any other remedy elsewhere provided in this Section 12 or at law or in equity, Landlord, as agent of Tenant, may relet the whole or any part of the Demised Premises for the whole or any part of the then unexpired Lease Term. For the purposes of such reletting, Landlord may make any alterations or modifications of the Demised Premises considered desirable in its sole judgment.

  12.8  Tenant's Property.  Tenant shall not remove any of Tenant's Property
        ------------------
from the Demised Premises without the prior written consent of Landlord, other
than in the ordinary course of Tenant's business.   In the event of a default
under this Lease, Tenant shall not, under any circumstances, remove Tenant's Property from the Demised Premises and Landlord may (but shall not be obligated to) keep Tenant's Property in place (and require Tenant to return or replace Tenant's Property to the extent Tenant removes same in violation of the terms of this Lease) and use, or permit another occupant of the Demised Premises, Building and/or Complex to use, Tenant's Property during the remainder of the Least Term (whether or not Landlord elects to terminate this Lease for such default) at no cost, expense or liability to Landlord or such occupant. If Tenant abandons the Demised Premises as defined in Section 12.7(a) above or otherwise vacates the Demised Premises or otherwise defaults under this Lease, any property that Tenant leaves within or related to the Demised Premises shall be deemed to have been abandoned and, without liability to Tenant, may be disposed of in the trash or retained by Landlord as the property of Landlord or disposed of at public or private sale, or placed at the use of another occupant in the Building or the Complex or any subsequent occupant in the Demised Premises, as Landlord sees fit in its sole discretion, all at no cost or expense to Landlord or such other person permitted to use all or a portion of Tenant's Property hereunder, or Landlord may store Tenant's Property at a location selected by Landlord in its sole discretion at Tenant's sole cost and expense. The proceeds of any public or private sale of Tenant's Property shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of Base Annual Rent, Additional Rent or other sums then or thereafter payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder. At Landlord's option, at any time during the Lease Term after default by Tenant, Landlord may require Tenant to forthwith remove Tenant's Property from the Demised Premises. If Tenant vacates or abandons the Demised Premises, as defined above, Landlord may transfer any of Tenant's Property to creditors of Tenant, on presentation of evidence of a claim valid on its face of ownership or of a security interest in any of Tenant's Property abandoned in the Demised Premises or the Building, and Landlord may recover any costs incurred by Landlord in doing so, all without incurring any liability to Tenant.

  12.9  Landlord's Lien.
        ----------------

     (a)   Rights of Distress/Landlord's Lien.  To secure the payment of all
           -----------------------------------
Base Annual Rent, Additional Rent and all other charges and sums that may become due to Landlord under the terms of this Lease, Landlord shall have and is hereby granted by Tenant a right of distress for rent, and a contractual first lien and security interest upon the all Leasehold Improvements, and also upon all proceeds from the sale, transfer or other disposition of any such property, and any replacements and substitutions thereof, and proceeds thereof, and all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property. All exemption laws are hereby waived by Tenant. This lien is given in addition to Landlord's statutory and common law
liens and shall be cumulative thereto.   "Leasehold Improvements" shall be
defined to mean all improvements installed or constructed within the Demised Premises whether by or on behalf of either Landlord or Tenant (exclusive of Tenant's trade fixtures and any of Tenant's Property, as below defined), and as repaired, replaced, altered or improved from time to time during the Lease Term, including without limitation, any partitions, wall coverings, floors, floor
coverings, ceilings, lighting fixtures  other improvements.   "Tenant's
Property" shall be defined to mean all of Tenant's trade fixtures and all of Tenant's personal property, including but not limited to, all goods, wares, merchandise, inventory, furniture, machinery, equipment, telecommunications and data transmission systems (and all their components exclusive of wiring), business records, accounts receivables and other personal property of Tenant in or about the Demised Premises or that may be placed or kept therein during the Lease Term.


  12.10  Injunctive Relief.  In the event of a breach by Tenant of any of the
         ------------------
covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided; and in such event Landlord shall be entitled to recover from Tenant, payable as Additional Rent hereunder, any and all reasonable expenses as Landlord may incur in connection with its efforts to secure such injunctive relief or other remedy at law or in equity, including all costs and reasonable attorneys' fees.

  12.11  Independent Covenants.  If Landlord shall commence any proceeding
         ----------------------
based upon non-payment of Base Annual Rent, Additional Rent or any other sums of any kind to which Landlord may be entitled or which it may claim hereunder, Tenant will not interpose any counterclaim, set-off, recoupment or other defense of any nature or description in any such proceeding absent mandatory counterclaims or defenses. The parties hereto specifically agree that Tenant's covenants to pay Base Annual Rent, Additional Rent and any other sums required hereunder are independent of all other covenants and agreements of Landlord herein contained; provided, however, that this shall not be construed as a waiver of Tenant's right to assert such a claim in any separate action brought by Tenant. Tenant further waives any right or defense which it may have to claim a merger.

  12.12  Waiver of Redemption.  Tenant hereby expressly waives any and all
         ---------------------
rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession or a judgment for or other right to possession of the Demised Premises and/or Tenant's Property by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

  12.13  Attorneys' Fees.  The parties hereto agree that wherever in this
         ----------------
Lease the Landlord is entitled to collect its "attorneys' fees", Landlord shall be entitled to collect reasonable attorneys' fees actually incurred in enforcing its rights hereunder in the event Landlord is the prevailing party. Similarly, Tenant shall be entitled to collect its reasonable attorneys' fees actually incurred in enforcing its rights hereunder in the event Tenant is the prevailing party.

13.  SUBORDINATION

  13.1  Subordination.  This Lease is subject and subordinate to all ground or
        --------------
underlying leases and to all mortgages and/or deeds of trust and/or other security interests (individually and collectively "mortgage") which may now or hereafter affect the real property of which the Demised Premises form a part, including all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required to effect this subordination. Notwithstanding the foregoing, in confirmation of such subordination, Tenant shall at Landlord's request execute and deliver to Landlord within ten (10) business days after Landlord's request, any requisite or appropriate certificate, subordination agreement or other document that may be reasonably requested by Landlord or any other party requiring such certificate, subordination agreement or document. If Tenant fails to execute such certificate, subordination agreement or other document requested by Landlord or other party within said ten (10) day period, Tenant by such failure, irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute such certificate, subordination agreement or other document on Tenant's behalf, the foregoing power of attorney being deemed coupled with an interest. Notwithstanding the foregoing, any lessor under any ground or underlying lease and the party secured by any mortgage affecting the real property of which the Demised Premises are a part, or any renewal, modification, consolidation, replacement or extension thereof, shall have the right to recognize this Lease and, in the event of any cancellation or termination of such ground or underlying lease, or any foreclosure under any mortgage, or any sale of the real property at foreclosure sale, or any transfer of the real property by a deed in lieu of foreclosure, this Lease shall continue in full force and effect at the option of the lessor under such ground or underlying lease or, as applicable, the party secured by such mortgage, or the purchaser at any foreclosure sale, or the party taking the real property under a deed in lieu of foreclosure, such party being hereby authorized by Tenant to exercise such option to cancel or continue this Lease in such party's reasonable or unreasonable discretion. Tenant hereby consents to the right of such party to effect the survival of this Lease. Tenant agrees that neither the cancellation nor termination of any ground or underlying lease, nor the foreclosure under any mortgage, nor the sale at foreclosure, nor the transfer by a deed in lieu of foreclosure, shall, by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder, except in the sole option of the party herein granted such option, which option may be exercised in said party's reasonable or unreasonable discretion.

  13.2  Estoppel Certificates.  Tenant shall execute and return within ten
        ----------------------
(10) business days any certificate that Landlord may request from time to time, stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate also shall state (a) the amount of the monthly installment of Base Annual Rent and Additional Rent and the dates to which such rent has been paid in advance;
(b) the amount of any security deposit or prepaid rent; (c) is not aware of any default on the part of Landlord nor is there in existence any condition, event, act or omission which with the giving of notice and/or the passage of time will constitute a default on the part of Landlord, or attach a memorandum stating in detail the factual circumstances of such default and/or the basis under the Lease for such default; (d) that Tenant is not aware of any right to set-off or recoupment and no defense or counterclaim against enforcement of its obligations under this Lease; (e) that Tenant has no other notice of any sale, transfer or assignment of this Lease or of the rentals; (f) that all Construction Improvements and other work and improvements required of Landlord has been completed and that the Construction Improvements and other work and improvements are complete and satisfactory; (g) that Tenant is in full and complete possession of the Demised Premises; (h) the date on which Tenant's rental obligations commenced (excluding any periods of abatement) and the date to which such rent has been paid; (i) that Tenant has not advanced any amounts to or on behalf of Landlord which have not been reimbursed; (j) that Tenant understands that this Lease has been collaterally assigned to Landlord's mortgagee as security for a loan to Landlord; (k) that Base Annual Rent and Additional Rent may not be prepaid more than one (1) month in advance without the prior written approval of Landlord's mortgagee; and (l) such other items as Landlord may reasonably request. Failure to deliver the certificate within the aforesaid ten
(10) business day period shall be conclusive upon Tenant for the benefit of Landlord and any successor to or mortgagee or assignee of Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the certificate within the aforesaid ten (10) business day period, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party, the foregoing power of attorney being deemed to be coupled with an interest.

  13.3  Attornment.  Tenant covenants and agrees that, in the event any ground
        -----------
lessor, lessor of any underlying lease or subsequent purchaser of the Building so requests or in the event of any foreclosure under any mortgage, or any renewal, modification, consolidation, replacement or extension thereof, or in the event of a sale at foreclosure, or in the event of any acceptance of any deed in lieu of foreclosure, which may now or hereafter affect the real property of which the Demised Premises are a part, Tenant shall attorn to any ground lessor, lessor of any underlying lease or subsequent purchaser of the Building or to the party secured by such mortgage, or any renewal, modification, consolidation, replacement or extension thereof, and to any purchaser at any foreclosure sale or party taking a deed in lieu of foreclosure, and at the sole option of such party, which option may be exercised in said party's reasonable or unreasonable discretion, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor. In any case, such landlord or successor under such ground or underlying lease or such secured party or purchaser at foreclosure sale or party taking a deed in lieu of foreclosure shall not be bound by any prepayment on the part of Tenant of the Base Annual Rent or Additional Rent for more than one month in advance, so that Base Annual Rent and Additional Rent shall be payable under this Lease in accordance with its terms, from the date of the termination or transfer of the ground or underlying lease or the foreclosure under such mortgage, or the date of foreclosure sale or transfer by deed in lieu of foreclosure, as if such prepayment had not been made. Further, such landlord or successor in interest shall not be liable for damages for any act or omission of Landlord or any prior landlord or be subject to any recoupments, offsets, counterclaims or defenses which Tenant may have against Landlord or any prior landlord. Tenant shall, upon request of such landlord or successor landlord, execute and deliver an instrument or instruments confirming Tenant's attornment.

  13.4  Mortgagee Rights.
        -----------------

     (a) Mortgagee Requirements.  Tenant shall, at its own expense, comply with
         -----------------------
all reasonable notices of Landlord's mortgagee or other financial institution providing funds which are secured by a mortgage placed on the whole or any part of the real property of which the Demised Premises are a part, respecting all matters of occupancy, use, condition or maintenance of the Demised Premises, provided the same shall not unreasonably interfere with the conduct of Tenant's business materially limit or affect the rights of the parties under this Lease. Tenant shall, if so directed by Landlord's mortgagee or such other financial institution in writing, pay all Base Annual Rent, Additional Rent and other sums owed to Landlord directly to such mortgagee or other financial institution. Notwithstanding acceptance and execution of this Lease by the parties hereto, the terms hereof shall be automatically deemed modified, if so required, for the purpose of complying with or fulfilling the reasonable requirements of any mortgagee or trustee named or secured by a mortgage that may now or hereafter be placed upon or secured by the real property of which the Demised Premises are a part or any part thereof, or any other financial institution providing funds to finance or refinance the real property of which the Demised Premises are a part; provided, however, that such modification(s) shall not be in material derogation or diminution of any of the rights of the parties hereunder, nor materially increase any of the obligations or liabilities of the parties hereunder.

     (b) Notices to Mortgagee. Tenant agrees to give Landlord's mortgagee and
         ---------------------
any trustee named or secured by a mortgage a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the names and addresses of such mortgagees and trustees. Notice shall be provided to the mortgagees and trustees in the manner prescribed in
Section 24. Tenant further agrees that if Landlord shall have failed to cure such default within the cure period provided in this Lease, if any, then the mortgagees and trustees shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days such mortgagee or trustee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event Tenant shall not pursue its remedies while such cure is being diligently pursued.

  13.5  Non-disturbance.  As a condition to Tenant's subordination of this Lease
        ---------------
as provided in the Lease, Landlord agrees to provide Tenant with evidence that Landlord's mortgagee or ground lessor will recognize this Lease, notwithstanding any foreclosure or termination of its mortgage or ground lease. Landlord shall deliver to Tenant a non-disturbance agreement evidencing same within thirty (30) days after execution hereof, and similar agreements from any future mortgagees or ground lessor.

14.  TENANT'S HOLDOVER

  14.1  With Landlord Consent.  If Tenant continues, with the knowledge and
        ----------------------
written consent of Landlord obtained at least thirty (30) days prior to the expiration of the Lease Term, to remain in the Demised Premises after the expiration of the Lease Term, then Tenant shall, by virtue of said holdover agreement, become a tenant from month-to-month at the rent stipulated by Landlord in said consent, or if none is stipulated, at the monthly rate of Base Annual Rent and Additional Rent last payable under this Lease (adjusted in accordance with the provisions of this Lease as if the holdover period were originally included herein), commencing said monthly tenancy with the first day next following the end of the Lease Term. All other terms and conditions of this Lease shall apply to any holdover period(s). Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the Demised Premises. Tenant shall be entitled to thirty (30) days written notice from Landlord to quit the Demised Premises, except in the event of nonpayment of the monthly installment of Base Annual Rent and/or Additional Rent in advance or of the breach of any other covenant, term or condition of this Lease by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty
(30) days notice to quit being hereby expressly waived by Tenant.

  14.2  Without Landlord Consent.  In the event that Tenant, without the
        -------------------------
written consent of Landlord, shall hold over beyond the expiration of the Lease Term, then Tenant hereby waives all notice to quit and agrees to pay to Landlord for the period that Tenant is in possession after the expiration of this Lease, a monthly charge which is one and one-half times the total monthly installment of Base Annual Rent and Additional Rent in effect during the last month of the Lease Term. Tenant expressly agrees to reimburse, defend, indemnify and hold Landlord and Landlord's Agent harmless from all loss and damages which Landlord or Landlord's Agent may incur in connection with or in defense of claims by other persons or entities against Landlord, Landlord's Agent or otherwise arising out of the holding over by Tenant, including without limitation reasonable attorneys' fees which may be incurred by Landlord or Landlord's Agent in defense of such claims. Acceptance of Base Annual Rent, Additional Rent or any other sums due from Tenant hereunder or the performance by Tenant of its obligations hereunder subsequent to the expiration of the Lease Term, shall not constitute consent to any holding over. Landlord shall have the right to apply all payments received after the expiration date of the Lease Term toward payment for use and occupancy of the Demised Premises subsequent to the expiration of the Lease Term and toward any other sums owed by Tenant to Landlord, regardless of how such payment(s) may be designated by Tenant. Landlord, at its option, may forthwith re-enter and take possession of the Demised Premises in accordance with legal process. Notwithstanding the foregoing, if Tenant holds over, without Landlord's written consent, due to acts of God, riot, or war, then such holdover shall be at the total monthly installment of Base Annual Rent and Additional Rent applicable to the last month of the Lease Term (adjusted in accordance with the provisions of this Lease as if the holdover period were originally included herein), for the duration of the condition (but not to exceed ten (10) days), but such continued occupancy shall not create any renewal of the term of this Lease nor shall it create a tenancy from year-to-year, month-to-month, or otherwise, and Tenant shall be liable for and shall indemnify, defend and hold harmless Landlord and Landlord's Agent against any loss and damages suffered by Landlord or Landlord's Agent as described above. Any holdover period during which the Landlord and Tenant are negotiating the terms and conditions of any holdover tenancy, new lease or other matter, and/or for which Landlord and Tenant have failed to reach an agreement as to the rent to be paid during such holdover period, shall conclusively be deemed to be a holdover without the consent of Landlord for the purpose of determining the rental to be paid and the obligations to be performed by Tenant during such period.

15.  SECURITY DEPOSIT - Intentionally Omitted

16.  QUIET ENJOYMENT

     So long as Tenant shall observe and perform the covenants and agreements binding on Tenant hereunder, Tenant shall at all times during the term herein granted, peacefully and quietly have and enjoy possession of the Demised Premises without any encumbrance or hindrance by, from or through Landlord, except as provided for elsewhere under this Lease. Nothing in this Section shall prevent Landlord from performing alterations, improvements or repairs on other portions of the Building not leased to Tenant or from performing alterations, improvements or repairs within the Demised Premises in accordance with the provisions of this Lease, nor shall performance of alterations, improvements or repairs by Landlord, Landlord's Agent or any other Tenant of the Building be construed as a breach of this covenant by Landlord.

17.  SUCCESSORS

     All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the Demised Premises.

18.  WAIVER OF JURY TRIAL AND STATUTE OF LIMITATIONS

     Landlord and Tenant (and any guarantors and other parties with liability for the performance of any or all of Tenant's obligations hereunder, as well as any subtenants, assignees and licensees of Tenant) hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage. Tenant (and any guarantors and other parties with liability for the performance of any or all of Tenant's obligations hereunder, as well as any subtenants, assignees and licensees of Tenant) hereby agrees to submit to the personal jurisdiction of any court of competent jurisdiction within the state, or the District of Columbia if applicable, in which the Demised Premises and/or Landlord's principal place of business is located.

19.  LIMITATION OF LANDLORD'S LIABILITY; NOTICE

  19.1  Landlord's Consent.   Notwithstanding anything to the contrary
        -------------------
contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, Landlord agrees that it shall comply with such provisions in accordance with standards used by other Landlord's of comparable office buildings within Washington, D.C.

  19.2  Individual Liability.  Tenant acknowledges and agrees that the
        ---------------------
liability of Landlord with respect to any claim arising out of, related to, or under this Lease shall be limited solely to its interest in the Building. No personal judgment shall lie against the Landlord nor any partner of a partnership constituting Landlord (if Landlord is a partnership) nor any shareholder of Landlord (if Landlord is a corporation), and none of the same will be personally liable with respect to any claim arising out of or related to this Lease. If the Landlord is a partnership, any deficit capital account of any partner and any partner's obligation to contribute capital shall not be deemed an asset of the partnership. In the event of sale or other transfer of the Landlord's interest in the Demised Premises and/or Building, Landlord shall thereupon and without further act by either party be deemed released from all liability and obligations hereunder arising out of any act or omission relating to the Demised Premises, the Building or this Lease, occurring subsequent to the sale or other transfer. The provisions hereof shall inure to the benefit of Landlord's successors and assigns, including any mortgagee or trustee under a deed of trust. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord, and its partners or shareholders, as the case may be; nor shall the foregoing be deemed to limit Tenant's rights pursuant to this Lease to obtain injunctive relief or specific performance with respect to any obligations of Landlord hereunder. Notwithstanding any provisions to the contrary, in no event shall Landlord be released from any liability, debt or obligation pertaining to periods during which the particular Landlord owned the Building, nor shall Tenant's right to recover sums from Landlord's policies of insurance maintained with respect to the Building be adversely affected by reason of any limitation of Landlord's liability or similar provisions contained in the Lease.

  19.3  Notice in Event of Landlord's Default.    Notwithstanding anything to
        --------------------------------------
the contrary in this Lease, in no event shall Landlord be deemed to be in default in the performance of any covenant, condition or agreement herein contained unless Tenant shall have given Landlord written notice of such default, and Landlord shall have failed to cure such default within thirty (30) days after such notice (or if such default is of such nature that it cannot be completely cured within said thirty (30) days, if Landlord fails to commence to cure within said thirty (30) days and thereafter proceed with reasonable diligence and in good faith to effect such cure).

20.  AUTHORITY

     Landlord and Tenant hereby covenant each for itself, that each has the full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is and shall be throughout the Lease Term, a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Demised Premises are located and is in good standing, that the corporation has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the corporation were authorized to do so. If Tenant signs as a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly formed and validly existing partnership, qualified to do business in the jurisdiction in which the Demised Premises are located, and is in good standing, that the partnership has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the partnership were authorized to do so.

21.  TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES

  21.1  Hazardous Substances.  The term "Hazardous Substances", as used in
        ---------------------
this Lease, shall include, without limitation, (a) "hazardous wastes", as defined by the Resource Conservation and Recovery Act of 1976 as amended from time to time, (b) "hazardous substances", as defined by the Comprehensive Environmental Response

Compensation and Liability Act of 1980, as amended from time to time, (c) "toxic substances", as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials", as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, (f) any substance whose presence could be detrimental to the Building, its occupants or visitors, or the environment, (g) substances requiring special handling, (h) flammables, explosives, radioactive materials, asbestos, polychlorinated biphenlys (PCBs), chlorofluorocarbons, chemicals known to cause cancer or reproductive toxicity, pollutants and contaminants, (i) any infectious and/or hazardous medical waste as the same may be determined from time to time, and (j) any other substances declared to be hazardous or toxic under Laws (hereinafter defined) now or hereafter enacted or promulgated by any Authorities (hereinafter defined).

 21.2  Tenant's Restrictions.  Tenant's shall not cause or permit to occur:
       ----------------------

     (a) Violations.  Any violation of any federal, state and local laws,
         -----------
ordinances, regulations, directives, orders, notices and requirements now or hereafter enacted or promulgated regulating the use, generation, storage, handling, transportation, or disposal of Hazardous Substances ("Laws"), now or hereafter enacted, related to environmental conditions on, under, or about the Demised Premises, the Building and/or the Complex, or arising from Tenant's use or occupancy of the Demised Premises, Tenant's Property, or Leasehold Improvements, including, but not limited to, soil and ground water conditions; and/or

     (b) Use.  The use, generation, release, manufacture, refining, production,
         ----
processing, storage, or disposal of any Hazardous Substances on, under, or about the Demised Premises, the Building and/or the Complex, or the transportation to or from the Demised Premises of any Hazardous Substances, without the prior written consent of Landlord, such consent to be granted or withheld in Landlord's sole and absolute discretion, and, if granted, Tenant's activities shall be in strict compliance with all Laws. Notwithstanding the foregoing, Tenant shall be permitted to use normal office products in the course of normal business operations in compliance with all laws.

 21.3  Affirmative Obligations.
       ------------------------

     (a) Compliance with Laws.  Tenant shall, at Tenant's own expense, comply
         ---------------------
with all Laws. Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all federal, state and local governmental and regulatory authorities (the "Authorities") under the Laws. Tenant shall promptly provide Landlord with a copy of all such submissions and information requests.

     (b) Clean-Up Plans.  Should any Authority or any third party demand that a
         ---------------
removal or clean-up plan be prepared and that a removal or clean-up be undertaken because of any deposit, spill, discharge, release, misuse, prohibition on continued use, act or failure to act with respect to any Hazardous Substances relating to, occurring on or arising out of Tenant's use or occupancy of the Demised Premises, Tenant's Property or Leasehold Improvements, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances, and Tenant shall carry out all such removal and clean-up plans within the time limits set by any Authority or other party. Tenant shall promptly provide Landlord with copies of notices received from any Authority or third party, and of all removal and clean-up plans, bonds, and related matters.

     (c) Information Requests.  Tenant shall promptly provide all information
         ---------------------
regarding the use, generation, storage, transportation or disposal of Hazardous Substances that is required hereunder or is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section 21 within a reasonable time (or any shorter period of time if so required by any Authority), Landlord may (but shall not be obligated to) do so and all costs associated therewith shall constitute Additional Rent hereunder and shall be immediately due and payable to Landlord, together with interest thereon calculated at the rate of prime rate of interest charged by Citibank, N.A. plus 600 basis points per annum. In such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Demised Premises, Tenant's use thereof and Tenant's Property and Leasehold Improvements, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Laws shall constitute a waiver of any of Tenant's obligations under this Section 21.

  21.4  Tenant's Indemnity.    Tenant shall indemnify, defend and hold
        -------------------
harmless Landlord, Landlord's Agent and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of very kind, and all costs associated therewith (including reasonable attorneys' fees and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, release, misuse, prohibition or continued use, act or failure to act, with respect to any Hazardous Substances or other failure to comply with the Laws which arise at any time from Tenant's use or occupancy of the Demised Premises or Tenant's Property or the Leasehold Improvements, or from Tenant's failure to provide all information, make all submissions and take all steps required by all Authorities under the Laws and all other related laws.

  21.5  Survival of Obligations.  Tenant's obligations and liabilities under
        ------------------------
this Section 21, and the obligations of all guarantors and other parties with liability for the performance of any or all of Tenant's obligations hereunder, shall survive the expiration or earlier termination of this Lease.

  21.6  Hazardous Substances.   Tenant shall have no liability, debt or
        ---------------------
obligation under this Lease by reason of any use, generation, manufacture, refining, processing, storage, disposal or release of a Hazardous Substance unless same was caused by Tenant, or any agent, employee or contractor of Tenant. Landlord shall be deemed the owner of any such Hazardous Substance, the existence, use, generation, release, manufacture, refining, processing, storage, disposal or release of which was not caused by Tenant, or any agent, employee or contractor of Tenant.

22.  JOINT AND SEVERAL LIABILITY

     In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant or guarantee this Lease as guarantors or are otherwise liable for the performance of any or all of Tenant's or any guarantor's obligations, the liability of each such individual, corporation, partnership or other business association to pay Base Annual Rent, Additional Rent and any other sums due hereunder and to perform all or any other obligations hereunder shall be deemed to be joint and several. In like manner, in the event that the Tenant named in this Lease shall be a partnership or other business association, the members of which are by virtue of statute or general law subject to personal liability, then, and in that event, the liability of each such member shall be deemed to be joint and several. Notwithstanding any other provisions hereof, or of any rule or provisions of law, the failure or refusal by Landlord to proceed, in the event of a breach or default by Tenant, against all the individuals, corporations, partnerships or other business associations comprising the Tenant (or any combination of two or more thereof) or against Tenant or against one or more of the guarantors or other parties with liability for the performance of any or all of Tenant's or any guarantor's obligations, shall not be deemed to be a release or waiver of any rights which Landlord may possess against such other individuals, corporations, partnerships or other business associations not so proceeded against, nor shall the granting by Landlord of a release of, or execution of a covenant not to sue, any one or more of the individuals, corporations, partnerships, or other business associations comprising the Tenant (or any combination of two or more thereof) or the guarantors or other parties with liability for the performance of any or all of Tenant's or any guarantor's obligations, constitute a release or waiver, in whole or in part, of any rights which Landlord may possess against such other individuals, corporations, partnerships, or associations not so released or granted a covenant not to sue.

23.  DEFINITIONS

  23.1  Pronouns.  Feminine or neuter pronouns shall be substituted for those
        ---------
of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in the neuter form.

  23.2  Demised Premise.  Wherever the word "premises" or the phrase "demised
        ----------------
premises" is used in this Lease, it shall refer to the Demised Premises described in Section 1.1, unless the context clearly requires otherwise.

  23.3  Lease Term.  Wherever the phrase "Lease Term" or the phrase "term of
        -----------
this Lease" is used in this Lease, it shall refer to the Lease Term described in
Section 1.2(a) and any extensions and renewals thereof validly and timely exercised by Tenant, unless the context clearly requires otherwise.

  23.4  Tenant's Property.  Wherever the phrase "Tenant's Property" is used in
        ------------------
this Lease, it shall refer to the Tenant's Property described in Section 12.8, unless the context clearly requires otherwise.

  23.5  Leasehold Improvements.  Wherever the phrase "Leasehold Improvements"
        -----------------------
is used in this Lease, it shall refer to the Leasehold Improvements described in
Section 12.9(a), unless the context clearly requires otherwise.

24.  NOTICE TO PARTIES

  24.1  Addresses for Notices.  All notices required or desired to be given
        ----------------------
hereunder by either party to the other shall be in writing and personally delivered or given by overnight express delivery service or by certified or registered mail (delivery and/or postage charges prepaid) and addressed as specified in Section 1.9. Either party may, by like written notice, designate a new address to which such notices shall be directed.

  24.2  Effective Date of Notice.  Notices personally delivered shall be
        -------------------------
deemed effective upon delivery; notices sent by certified or registered mail shall be deemed effective upon the earlier of (i) the date of receipt or rejection by the addressee, or (ii) three (3) days following the date of mailing (excluding Sundays and holidays on which mail is not delivered by the United States Postal Service). Notwithstanding the foregoing, any notice pertaining to a change of address of a party shall be deemed effective only upon receipt or rejection by the party to whom such notice is sent.

25.  NOTICE TO MORTGAGEES

     In addition to any notices required by Section 13.4, if any mortgagee shall notify Tenant that it is the holder of a mortgage affecting the Demised premises and that it is requesting Tenant to provide the mortgagee with copies of notices sent by Tenant to Landlord, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such mortgagee in the manner prescribed in Section 24 and to such address as such mortgagee or trustee shall designate.

26.  SPECIAL PROVISIONS; EXHIBITS

  26.1  Incorporation in Lease.  It is agreed and understood that any Special
        -----------------------
Provisions and Exhibits referred to in Sections 1.10 and 1.11, respectively, and attached hereto, form an integral part of this Lease and are hereby incorporated by reference.

  26.2  Conflicts.  If there is a conflict between a Special Provision hereto
        ----------
and the Exhibits, Specific Provisions or General Provisions of this Lease, the Special Provision shall govern. If there is a conflict between a Specific Provision and the Exhibits or General Provisions of this Lease, the Specific Provision shall govern. If there is a conflict between the Exhibits and the General Provisions, the Exhibits shall govern.

27.  CAPTIONS

     All section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.

28.  ENTIRE AGREEMENT; MODIFICATION

     This Lease, all Exhibits, and the Specific and Special Provisions incorporated herein by reference are intended by the parties as a final expression of their agreement and a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, partners, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease, the Exhibits and the Specific and Special Provisions. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties, their agents or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease, the Exhibits and the Specific and Special Provisions. Tenant hereby acknowledges that Landlord, Landlord's Agent and their respective agents and employees made no representations, warranties, understandings or agreements pertaining to the condition of the Building or the Demised Premises, or otherwise, which have induced Tenant to execute, or have been relied upon by Tenant in the execution of this Lease, other than those specifically set forth herein. This Lease can be modified only by a writing signed by both parties hereto. The language of this Lease shall in all cases be construed as a whole and according to its fair meaning, and not strictly for or against either Landlord or Tenant. The interpretation or construction of this Lease shall be unaffected by any argument or claim, whether or not justified, that this Lease has been prepared, wholly or in substantial part, by or on behalf of Landlord or Tenant. Tenant acknowledges that it has had, or has had the opportunity to have, legal counsel of Tenant's choice to negotiate on behalf of (and/or explain to) Tenant the provisions of this Lease. Any consent or approval required or desired of Landlord, or any decision under this Lease committed to the discretion of Landlord hereunder, may be withheld, delayed, conditioned or exercised by Landlord in its sole, absolute and arbitrary discretion unless the provision of this Lease requiring such consent or approval, or decision under this Lease committed to the discretion of Landlord, expressly states that Landlord shall not withhold, delay, condition or exercise such consent, approval or discretion unreasonably.

29.  SEVERABILITY

     The unenforceability, invalidity, or illegality of any provision herein shall not render any other provision herein unenforceable, invalid, or illegal.

30.  BINDING EFFECT OF LEASE

     The submission of an unsigned copy of this document to Tenant for examination or signature shall not constitute an option, reservation or offer to lease space in the Building. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant, and shall be enforceable in accordance with its terms from and after the date this Lease is fully executed and delivered by Landlord and Tenant.

31.  FORCE MAJEURE

     If Landlord or Tenant is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, labor dispute, inability to procure materials or any cause beyond Landlord's or Tenant's reasonable control (whether similar or dissimilar to the foregoing named events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

32.  RECORDATION

     Neither this Lease nor a memorandum hereof shall be recorded by Tenant.
Any violation of this Section shall be a default hereunder and Tenant agrees to pay all costs and expenses, including attorneys' fees, necessary to remove this Lease or any memorandum hereof from record. Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to prepare, execute and record such instrument(s), the foregoing power of attorney being deemed to be coupled with an interest.

33.  TIME OF ESSENCE

     Tenant acknowledges that time is of the essence in its performance of any and all obligations, terms and provisions of this Lease.

34.  BROKERS

     Tenant represents and warrants that it did not retain, nor consult with, any broker or real estate salesperson (other than Grubb & Ellis) with respect to
this Lease.   Tenant agrees to indemnify and hold Landlord and Landlord's Agent harmless from and against any claims for brokerage or other commissions arising by reason of a breach by Tenant of the foregoing representation and warranty. Tenant agrees to pay, or upon demand reimburse

Landlord and Landlord's Agent, for all costs and expense, including attorneys' fees, necessary to remove from record any lien filed against the rents payable pursuant to this Lease and/or against the Demised Premises and/or the Building, by reason of a breach by Tenant of the foregoing representation and warranty.

35.  RELATIONSHIP OF LANDLORD AND TENANT

     Nothing in this Lease shall be interpreted or construed as creating any partnership, joint venture, agency or any other relationship between the parties, other than that of landlord and Tenant.

36.  TERMINATION RIGHT

  Provided that Tenant is not in Default, Tenant shall have five options to terminate the lease after the fifth lease year. Such options will be effective, if exercised properly, at the beginning of the sixth, seventh, eighth, ninth and tenth lease years. In order to properly exercise one of these options, Tenant must: (i) provide written notice to Landlord no later than eight (8) months prior to the proposed termination date; and (ii) pay to Landlord no later than thirty (30) days prior to the effective termination date, an amount equal to the then-unamortized costs (based upon a ten (10) year period and computed as of the effective date of the termination and not the notice date and using a 9% per
                                      ---
annum assumed interest rate) incurred by Landlord for the following items:

     (i) the $25.00 per square foot allowance provided by Landlord, to the extent incurred by Landlord or used by Tenant against its rental obligations hereunder;

     (ii) the construction management fee incurred by Landlord with respect to the Construction Improvements, not to exceed $12,187.50;

     (iii) brokerage commissions paid to Grubb & Ellis with respect to this Lease; and

     (iv) to the extent documented to Tenant by written notice from Landlord within the first sixty (60) days of the Lease Term, those reasonable supervisory out-of-pocket fees actually paid by Landlord to its independent architects or engineers in reviewing Tenant's proposed plans and specifications for the Construction Improvements.

                              EXHIBIT C

                              BUILDING RULES AND REGULATIONS


1. Tenant shall not obstruct or interfere with the rights of other tenants of the Building or the Complex, or of persons having business in the Building or the Complex, or in any way injure or annoy such tenants or persons. Tenant will not conduct any activity within the Demised Premises which will create excessive traffic or noise anywhere in the Building or the Complex. Tenant shall not bring or keep within the Building any animal, bicycle, motorcycle, or type of vehicle except as required by law.

2. Tenant shall promptly report to Landlord's Agent all accidents and incidents occurring on or about the Demised Premises, the Building and/or the Complex which involve or relate to the security and safety of persons and/or property.

3. Tenant shall use and occupy the Demised Premises only for the purposes specified in Section 1.8 of the Lease and for no other purpose whatsoever, and shall comply, and cause its employees, agents, contractors, invitees and other users of the Demised Premises to comply, with applicable zoning and other municipal regulations, including but not limited to smoking regulations. Canvassing, soliciting and peddling in the Building or anywhere in the Complex are prohibited, and Tenant shall cooperate to prevent such activities.

4. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Demised Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not construct, maintain, use or operate within the Demised Premises or elsewhere in the Building or outside of the Building any equipment or machinery which produces music, sound or noise, which is audible beyond the Demised Premises. Tenant shall not cause objectionable noises, vibrations or odors within the Building.

5. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building, except in the refuse containers provided therefor. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage without being in violation of the Lease or any law or ordinance governing such disposal. Tenant shall be charged the cost of removal for any items left by Tenant that cannot be so removed. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Demised Premises or the Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building (hereinafter "Common Areas") clean and free from rubbish. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

6. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by Tenant's agents, employees, visitors or invitees upon Common Areas or elsewhere within the Building. Tenant shall comply, and cause its employees, agents, contractors, invitees and other users of the Demised Premises to comply, with all rules and regulations adopted by Landlord governing the use of the Common Areas. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Tenant shall not enter or install equipment in the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the prior written consent of Landlord. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. Tenant shall not, nor shall Tenant's agents, employees or contractors, enter or install equipment in or at the equipment room(s) or closet(s), inside telecommunications and/or data transmission wire space and/or conduits or the telephone wire demarcation point in the Building without Landlord's prior consent.

7. Without limitation upon any of the provisions of the Lease, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building, without the prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Demised Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other materials soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Floor distribution boxes for electric and telephone wires must remain accessible at all times.

8. Tenant shall not install or permit the installation of any awnings, shades, mylar films or sunfilters on windows. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun's rays fall upon windows of the Demised Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of the Systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building (this is not applicable in VAV buildings). Tenant shall not cover induction units.

9. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any purpose other than the purpose for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags, or toxic or flammable products, or other improper substances, therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant's employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense, and Landlord shall not be responsible therefor.

10. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Demised Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Demised Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building or to the Demised Premises used by Tenant immediately after using such doors. Tenant shall cooperate with energy conservation by limiting use of lights to areas occupied during non-business hours.

11. Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant's employees, contractors, jobbers, agents, invitees, licensees, guests or visitors. In the event that any of Landlord's employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services, and Tenant hereby indemnifies and holds Landlord harmless from any and all liability in connection with any such services and any associated injury or damage to property or injury or death to persons resulting therefrom.

12. All keys to the exterior doors of the Demised Premises shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time for such keys. Tenant shall not make duplicate copies of such keys. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change. The word "key" as used herein shall refer to keys, keycards, and all such means of obtaining access through restricted access systems.

13. No signs, advertisements or notes shall be painted or affixed on or to any windows, doors or other parts of the Building visible from the exterior (other than as expressly permitted by the terms of the Lease), or to any Common Area or public area of the Building.

14. Landlord will provide and maintain a directory board for the Building, in the main lobby of the Building, and no other directories shall be allowed.

15. All contractors, contractors' representatives and installation technicians tendering any service to Tenant shall be referred by Tenant to Landlord for Landlord's supervision, approval and control before the performance of any contractual service. This provision shall apply to all work performed in the Building.

16. After initial occupancy, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky material, merchandise or material which requires use of elevators shall be restricted to the use of freight elevators only. Absolutely no carts or dollies are allowed through the main entrances or on passenger elevators. All items not hand carried must be delivered via the appropriate loading dock and freight elevator, if any.

17. No portion of the Demised Premises shall at any time be used or occupied as sleeping or lodging quarters.

18. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord. All damages done to the Building by taking in or putting out any property of Tenant, or done by Tenant's Property while in the Building, shall be repaired at the expense of Tenant.

19. For purposes hereof, the terms "Landlord", "Landlord's Agent", "Tenant", "Complex", "Building", "Demised Premises", "Tenant's Property" and "Systems" are defined in the Lease to which these rules and regulations are attached. Wherever these terms appear in the rules and regulations they shall have the same meaning as defined in the Lease.

20. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of any premises in the Building except to the extent the Lease expressly reflects the right of Tenant to do otherwise.


                              Exhibit C - Page 2

                              Exhibit C - Page 3

                                   EXHIBIT F

                            CONSTRUCTION OF PREMISES

     1.2 (a) Notwithstanding any provision in the Lease to the contrary, Tenant will cause its contractor, Salameh Construction or such other contractor reasonably acceptable to Landlord to construct the "Construction Improvements" (as such term is defined in the Lease) to the demised premises. The Construction Improvements are referred to herein as the "Tenant Improvement". Both parties recognize that in order to have the demised premises substantially completed as soon as practicable, it is essential that the procedures set forth herein be expeditiously implemented and adhered to, and that plans and specifications for Tenant's Improvements be prepared as early as reasonably practicable so as to enable the mutually agreed upon contractor to complete such work promptly and at the lowest possible cost to Landlord and Tenant. Accordingly, Tenant agrees to furnish Landlord with its space plan ("Space Plan") prepared by Dennis Burns of Burns & Associates (the "Architect") including final partition and other layout requirements, telephone and electrical requirements, lighting, finish selections, equipment specifications, and any special items for the demised premises on or before December 16, 1998. The Space Plan shall be subject to approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and shall be given within five (5) business days. If Landlord does not respond within said five (5) business day period, Tenant shall send Landlord a second written request for approval and if Landlord fails to respond within three (3) business days following the second request, it shall be deemed that Landlord has approved the Space Plan. Upon approval of the Space Plan by Landlord, Tenant shall cause the Architect to prepare and submit to Landlord for approval detailed plans, specifications and working drawings (the "Plans") for the construction of Tenant's Improvements to the demised premises. Such Plans shall be delivered to Landlord for its approval by Tenant on or before January 12, 1999. Such Plans shall be full permit ready Plans complete with pricing notes. Landlord acknowledges that Tenant shall use the Plans to obtain all permits and approvals which are necessary to construct Tenant's Improvements. Tenant shall apply for the required Building permit(s) as soon as practicable following approval of the plans and specifications by Landlord and thereafter diligently process such application. After approval of the Plans by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, no further changes to the Plans shall be made without the prior written approval by the Landlord unless expressly below set forth in the case of re-pricing changes. As used herein, the term "Tenant's Improvements" shall include all work to be done in the demised premises pursuant to the Plans including, but not limited to: partitioning, doors, ceiling, floor covering, wall finishes (including paint and wall coverings), window coverings, electrical (excluding plumbing), heating ventilating and air conditioning, fire protection, cabinets and other millwork. Tenant acknowledges that Landlord's review and approval of the Plans is not conducted for the purposes of determining the accuracy and completeness of the Plans, or compliance with applicable codes and governmental regulations including the Americans With Disabilities Act ("ADA") or their sufficiency for purposes of obtaining a building permit, all of which remain the responsibility of Tenant and Architect. Accordingly, except as otherwise provided herein, Landlord shall not be responsible for any delays in obtaining a building permit, all of which remain the responsibility of Tenant and Architect. Accordingly, except as otherwise provided herein, Landlord shall not be responsible for any delays in obtaining the building permit due to the insufficiency of the Plans or any delays due to changes in the Plans required by the applicable government or regulatory agencies reviewing the Plans which such delay shall be deemed Tenant delay. Upon approval of the Plans, Tenant shall have the final approved Plans competitively priced. However, by reason of the time frames involved, Tenant may not necessarily select the lowest bidder. Said contractors shall provide Landlord and Tenant with final estimated bids (the "Cost Breakdown") for completion of the Tenant Improvements which such bids shall include, without limitation, construction cost of the Improvements, sales and use taxes, testing and inspection costs and construction fees. The Cost Breakdown shall identify potential long-lead items, if any. Within five (5) business days after receipt by Tenant of the Cost Breakdown, Tenant shall either approve the same in writing or shall provide Landlord with a detailed list of revisions to the approved Plans acceptable for repricing, including any necessary modifications to the Plans to enable such repricing. Any time delay incurred in the approval of the Cost Breakdown due to Tenant's failure to approve the same in writing or to submit its revisions within such five (5) business day period shall constitute Tenant delay. Tenant shall incorporate the suggested revisions and deliver such revisions or modifications to Tenant within five (5) business days. Within five (5) days following receipt by Tenant of such revisions or modifications, Tenant shall give its written approval with respect thereto or shall request other revisions or modifications therein, and any time delay incurred with the approval of the Cost Breakdown from the date of the second notice of this approval shall constitute Tenant delay.

     (b) Construction will be performed by the contractor designated by Tenant. Landlord will provide Tenant with a construction allowance of Twenty-Four and 62.5/100 Dollars ($24.625) per rentable square feet of space on the Fourth and Sixth Floor (them "Construction Allowance") (i.e $25.00 less a $.375 per square foot construction management fee). The Construction Allowance may be used for all phases of Tenant's Improvement, including for Tenant's space planning, design and construction plans provided that at least $17.625 of the $24.625 per square foot Construction Allowance is devoted to hard and soft costs of construction and/or provision of the supplemental HVAC and/or supplemental sprinkler system, as well as costs not in excess of $3.00 per square foot to bring fiber optic cable to the Premises and Building). Tenant shall be entitled to be reimbursed any portion or portions of the $17.625 per square foot portion at anytime during the Lease Term, and to the extent the $17.625 per square foot portion is not expended by Tenant with respect to the Tenant Improvements, Tenant shall be free to use such portion towards construction costs incurred with respect to any subsequent alterations or installations made at the Premises by Tenant. Any unused portion of the Construction Allowance, not in excess of $7.00 per square foot, can be used by Tenant against the first rentals otherwise payable under this Lease at anytime from and after the Commencement Date and/or costs to obtain Wiring and Cabling, fiber optic cable, or electric to or at the Premises, and/or Tenant's generator. Landlord agrees to disburse the Construction Allowance on a monthly basis directly to the general contractor or others as directed by Tenant on

                               Exhibit F Page 1
account of work performed, or in the event Tenant has paid the requested amount itself directly to such contractor or other party, Landlord shall reimburse Tenant the portion of the Construction Allowance to which Tenant is then entitled, based upon paid receipts submitted to Landlord. Tenant shall provide a proposed monthly requisition no later than the twenty-fifth (25th) day of the calendar month preceding the month in which Tenant requests such disbursement in order to permit Landlord to process Tenant's request by the tenth (10th) day of the following month.

(c) The Lease Commencement Date shall be determined in Paragraph 1.2 (a) of this Lease, except that if the demised premises are not substantially completed through no fault or delay occasioned by Tenant the same shall not be considered a default by Landlord and, the sole remedy shall be that the Lease Commencement Date shall be delayed until the earlier of (i) the date identified in written notice to Tenant as the date that the demised premises was or will be substantially completed or (ii) the date which is identified in written notice to Tenant as the date that the demised premises would have been substantially completed if not for the delays set forth below in subsection (e). The assumption of possession of the demised premises by Tenant shall constitute an acknowledgment by Tenant that the demised premises are in good condition and the work done by Landlord therein is satisfactory and accepted in their then "as is" condition subject to punchlist items. For purposes herein, "substantially completed" shall be in Section 3.1 (c).

(d) Landlord and Tenant each acknowledge that any delays on its part in submitting requirements and reviewing and approving plans or prices and any changes requests made by Tenant may affect the timely completion of the demised premises. In the event of any Tenant delay beyond the time periods called for in this Exhibit, any resulting delay in the completion of construction of the demised premises shall be at Tenant's sole cost and expense, and Tenant shall pay to Landlord an amount equal to one thirtieth (1/30th) of the Base Annual Rent due for the first full calendar month of the Term for each day of Tenant delay if the demised premises would have been substantially completed by such date but for the Tenant delay. In the event of any Landlord delay beyond the time periods called for in this Exhibit, the Lease Commencement Date shall be postponed on a one and one-half (1.5) days for each day of delay. The Lease Commencement Date shall not be extended due to Tenant delay. Punchlist items shall not affect the Lease Commencement Date.

(e) Landlord and Tenant expressly agree that possession of the Demised Premises shall be tendered promptly following execution of this Lease to commence construction, subject to Tenant's compliance with the Landlord's approval rights above. Possession shall be delivered to Tenant in "as-is" condition, with any supplemental equipment (electric, mechanical, HVAC, generators, etc.) presently located in the Demised Premises being tendered to Tenant.

Notwithstanding any provision either in the Lease or this Exhibit to the contrary, Landlord and Tenant further expressly agree that Tenant will occupy at least one-half of the Premises following substantial completion of the initial portion of the demised premises occupied by Tenant (i.e the "Initial Substantial Completion Date"), and to defer completion (and rent commencement) on the remaining portion (the "Remaining Portion") for a period not in excess of one and one-half (1.5) months. However, within one month from the Initial Substantial Completion Date, Tenant shall commence payment of rent on no less than 75% of the entire demised premises, with Tenant to pay rent on the entire Premises no later than expiration of one and one-half months following the Initial Substantial Completion Date. Tenant shall be permitted the right to commence beneficial use and occupancy (i.e. place personnel within conducting business operations therein as opposed to placement of furniture, fixtures or equipment) of any part or parts of the Remaining Portion as Tenant determines, and rent shall not commence on any particular part of the Remaining Portion until such beneficial use shall occur (prior to expiration of the aforesaid one and one-half month period). Nothing contained herein shall be deemed to limit the rights of Tenant to defer rent commencement on the portion of the fourth floor presently occupied by GSA should GSA fail to surrender such premises by December 15, 1998.

                              Exhibit F - Page 2